UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Schedule 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☒   Definitive Proxy Statement
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☐   Soliciting Material Pursuant to §240.14a-12

BONDS.COM GROUP, INC.
(Name of Registrant, as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BONDS.COM GROUP, INC.
529 Fifth Avenue, 8th Floor
New York, NY 10017
(212) 946-3998

May 25, 2011

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Bonds.com Group, Inc. to be held on Friday, July 1, 2011 at 10:00 a.m., local time, at our corporate offices of located at 529 Fifth Avenue, 8th Floor, New York, NY 10017.

The formal notice of the annual meeting and a proxy statement describing the matters to be acted upon at the annual meeting are contained in the following pages.

Enclosed is a proxy that enables you to vote your shares on the matters to be considered at the annual meeting even if you are unable to attend the annual meeting.  If you wish to vote in accordance with the Board of Directors’ recommendations, you need only mark, sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Stockholders also are entitled to vote on any other matter that properly comes before the annual meeting.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.  EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

Sincerely,

Michael O. Sanderson
Co-Chairman of the Board and Chief Executive Officer

BONDS.COM GROUP, INC.
529 Fifth Avenue, 8th Floor
New York, NY 10017
(212) 946-3998

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 1, 2011

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Bonds.com Group, Inc. (the “Company”) will be held at our corporate offices located at 529 Fifth Avenue, 8th Floor, New York, NY 10017, on Friday, July 1, 2011, at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors to hold office for terms ending at the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To approve the amendment of our Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 300,000,000 to 1,500,000,000;

3.
To consider and vote upon a proposal to approve one or more adjournments, postponements or continuations of the Annual Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve either of the above proposals; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Holders of record of the Company’s voting capital stock at the close of business on May 16, 2011, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment, postponement or continuation thereof.

Information relating to the proposals described above is set forth in the accompanying Proxy Statement dated  May 25, 2011.  Please carefully review the information contained in the Proxy Statement.

Stockholders are cordially invited to attend the Annual Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided.

By Order of the Board of Directors,

Michael O. Sanderson
Co-Chairman and Chief Executive Officer
New York, NY
May 25, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be
Held on July 1, 2011: This Proxy Statement and our 2010 Annual Report on Form 10-K for the
year ended December 31, 2010 are available at http://bonds.com/2011annualmeeting.html.

BONDS.COM GROUP, INC.
529 Fifth Avenue, 8th Floor
New York, NY 10017
(212) 946-3998

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 1, 2011

To Our Stockholders:

This proxy statement is furnished to the holders of the common stock, Series A Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock of Bonds.com Group, Inc., a Delaware corporation, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors” or the “Board”) of proxies for use at the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Company’s corporate offices located at 529 Fifth Avenue, 8th Floor, New York, NY 10017, on Friday, July 1, 2011, at 10:00 a.m., local time, and at any adjournments, postponements or continuations thereof.  The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, each as described in this proxy statement.  The proxy materials, including this proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders, are first being mailed to stockholders beginning on or about May 26, 2011.  At the Annual Meeting, the holders of record of the Company’s common stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock as of May 16, 2011 will be asked to consider and vote upon the following proposals: (1) to elect seven directors, each to serve until the 2012 Annual Meeting of Stockholders and until their respective successor is elected and qualified, (2) to approve the amendment of our Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 300,000,000 to 1,500,000,000, (3) to approve one or more adjournments, postponements or continuations of the Annual Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve the above proposals, and (4) to transact such other business as may properly come before the Annual Meeting and any adjournments, postponements or continuations thereof.

GENERAL INFORMATION

In this proxy statement, the words the “Company,” “we,” “our” and “us” refer to Bonds.com Group, Inc., a Delaware corporation, and, as the context requires, its direct and indirect subsidiaries.

Solicitation

The enclosed proxy is being solicited by the Board of Directors.  In addition to solicitations by mail, solicitations may be made by personal interview, telephone and facsimile transmission by our directors and officers.  No additional compensation will be paid to our directors and officers for the solicitation of proxies.  All costs of the solicitation will be paid solely by the Company.  We will reimburse banks, brokers and others holding shares in their names or the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

The Company’s Voting Capital Stock; Shares Entitled to Vote at the Annual Meeting

The Company has issued and outstanding both common stock and preferred stock.  Not all series of the Company’s outstanding preferred stock are entitled to vote at the Annual Meeting.  The Company’s outstanding shares of voting capital stock consist of its common stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock.  Holders of the Company’s voting capital stock as of the Record Date are the only stockholders entitled to vote on any of the proposals at the Annual Meeting.  As of the Record Date, shares of our common stock are entitled to one vote per share, shares of our Series C Convertible Preferred Stock are entitled to 1,250 votes per share, shares of our Series D Convertible Preferred Stock issued on February 2, 2011 are entitled to 14,612 votes per share and shares of our Series D Convertible Preferred Stock issued on March 7, 2011 are entitled to 14,507 votes per share.

Quorum Requirement

Holders of record of shares of the Company’s common stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock at the close of business on May 16, 2011, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.  On the record date, approximately 104,354,190 shares of the Company’s common stock were outstanding, 10,000 shares of the Company’s Series C Convertible Preferred Stock were outstanding and 9,150 shares of the Company’s Series D Convertible Preferred Stock were outstanding.

For Proposal Nos. 1, 3 and 4, the presence, in person or by proxy, of holders of a majority of the votes entitled to be cast by the shares of the Company’s common stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting.

For Proposal No. 2, the presence, in person or by proxy, of both (a) holders of a majority of the votes entitled to be cast by the shares of the Company’s common stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock  entitled to vote at the Annual Meeting, and (b) holders of a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting.

         Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) and shares that are voted “FOR” or “AGAINST” a proposal will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Votes Required

       Votes Required for Proposal No. 1.  The affirmative vote of a plurality of all of the votes cast at the Annual Meeting for the election of a director (assuming a quorum is present) is necessary for the election of directors.  For purposes of the election of directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Votes Required for Proposal No. 2.  The approval of the amendment of our Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 300,000,000 to 1,500,000,000 requires the affirmative vote “FOR” such proposal by both (a) a majority of the shares of the Company’s common stock outstanding and entitled to vote thereon, and (b) a majority of the votes entitled to be cast by holders of shares of the Company’s common stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock outstanding and entitled to vote at the Annual Meeting.  Accordingly, abstentions and broker non-votes will have  the effect of a vote against Proposal No. 2.

Votes Required for all other Proposals.  The approval of any and all other proposals requires the affirmative vote “FOR” such proposal by a majority of the votes entitled to be cast by holders of shares of the Company’s common stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, all voting as a single class.

Effect of Broker Non−Votes. Although, as noted above, broker non−votes will be counted for purposes of establishing a quorum, they will not be counted as voting. A broker non−vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and/or has not received voting instructions from the beneficial owner.

Proposal No. 1 is a non−routine matter under the rules that govern proxy voting by brokers. Accordingly, brokers will not be permitted to vote on this proposal without receiving voting instructions, and thus we expect there may be broker non−votes with respect to this proposal. Proposal No. 2 is a routine matter under the rules that govern proxy voting by brokers. Accordingly brokers will be permitted to vote on this proposal even without receiving voting instructions.

Voting of Proxies

Shares of the Company’s common stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock represented by all properly executed proxies received prior to the vote at the Annual Meeting will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of the Company’s common stock Series C Convertible Preferred Stock and Series D Convertible Preferred Stock represented by such proxy will be voted (a) “FOR” the election of each of Edwin L. Knetzger, III, Michael Sanderson, David S. Bensol, Jeffrey M. Chertoff, George P. Jameson,

Patricia Kemp and H. Eugene Lockhart as directors of the Company, (b) “FOR” the amendment of the Company’s Certificate of Incorporation, and (c) except as otherwise noted below, for any adjournment, postponement or continuation of the Annual Meeting authorized by the Board of Directors. We currently know of no other business to be brought before the Annual Meeting other than as described herein.  If any other matters are presented properly to the stockholders for action at the Annual Meeting and any adjournments, postponements or continuations thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares of the Company’s common stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock represented by such proxy are entitled to vote.

The stockholders of the Company have no dissenters’ rights or appraisal rights in connection with any of the proposals described herein.

Revocability of Proxies

You can change your vote at any time before the vote is taken at the Annual Meeting.  You can do this in one of three ways.  First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy.  Second, you can complete and submit a new proxy card dated later than your original proxy card.  If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of the Company.  The Secretary of the Company must receive the notice or new proxy card before the vote is taken at the Annual Meeting.  Third, you can attend the Annual Meeting and vote in person.  Simply attending the Annual Meeting, however, will not revoke your proxy.  If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

Stockholder Communications to the Board of Directors; Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission accompanies this Proxy Statement.  The Annual Report contains financial and other information about the activities of the Company, including consolidated financial statements for the year ended December 31, 2010.  Except as expressly set forth in this Proxy Statement, the Annual Report is not incorporated into this Proxy Statement or considered part of the proxy materials.

Stockholders and other interested parties may contact the Board of Directors, any individual directors (including independent directors) or any group or committee of directors (including committee chairs) by mail.  To communicate via mail with the Board of Directors, any individual directors (including independent directors) or any group or committee of directors (including committee chairs), correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title.  All such correspondence should be addressed to Bonds.com Group, Inc, Attention: Secretary, 529 Fifth Avenue, 8th Floor, New York, NY 10017.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s Secretary for the sole purpose of determining whether the contents represent a message to our directors.  Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.  In the case of communications to the Board of Directors or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Upon written request addressed to the Secretary of the Company, copies of the Annual Report on Form 10-K will be furnished, without exhibits, without charge to any person whose proxy is being solicited in connection with this proxy statement.  Requests and inquiries should be addressed to Bonds.com Group, Inc., Attn: Secretary, 529 Fifth Avenue, 8th Floor, New York, NY 10017.

PROPOSAL 1
 ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to a one-year term expiring at the 2012 Annual Meeting of Stockholders.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ nominees, Edwin L. Knetzger, III, Michael O. Sanderson, David S. Bensol, Jeffrey M. Chertoff, George P. Jameson, Patricia Kemp and H. Eugene Lockhart.  Neither management nor the Board of Directors knows of any reason why such nominees would be unavailable to serve as a director.  Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a nominee proposed by the Board of Directors if any of them becomes unavailable for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS.
KNETZGER, SANDERSON, CHERTOFF, BENSOL, JAMESON AND LOCKHART AND MS. KEMP AS
 DIRECTORS OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Certain information with respect to our directors and our executive officers, as of April 29, 2011, appears below and was furnished in part by each such person.

Name	Age	First Elected	Position(s) Held with the Company
Edwin L. Knetzger, III	59	August 2009	Co−Chairman of the Board of Directors; Chairman of the Corporate Governance and Nominating Committee and Member of the Compensation Committee

Michael O. Sanderson	68	December 2009	Co−Chairman of the Board of Directors and Chief Executive Officer

David S. Bensol	55	September 2008	Independent Director; Chairman of the Compensation Committee and Member of the Audit Committee and the Corporate Governance and Nominating Committee

George P. Jameson	62	April 2010	Independent Director; Chairman of the Audit Committee and Member of the Compensation Committee and the Corporate Governance and Nominating Committee

Patricia Kemp	49	February 2011	Director

H. Eugene Lockhart	61	February 2011	Director

Jeffrey M. Chertoff	56	February 2010	Director and Chief Financial Officer

George O’Krepkie	46	February 2011	President

John M. Ryan	59	February 2011	Chief Administrative Officer

Edwin L. Knetzger, III is Co-Chairman of our Board of Directors.  Mr. Knetzger is one of the co−founders of Greenwich Capital Markets, Inc., a leading fixed income institutional investor, where he  previously served at various times as President, Chief Executive Officer and Chairman from 1981 to 2003. Prior to joining Greenwich Capital Markets, Inc., Mr. Knetzger was employed by Kidder Peabody & Company where he served as Co−Manager and Head Trader of the Government Bond Trading Department from 1975 to 1980. Mr. Knetzger is a member of the board of directors of Morgan’s Hotel Group (NASDAQ: MHGC). Mr. Knetzger also serves on the boards of Paul Newman’s The Hole In The Wall Gang Camp and The Hole In The Wall Gang Association, which are non−profit organizations for children and families afflicted by cancer and serious blood diseases. Mr. Knetzger received a Bachelor of Arts and a Master of Business Administration from University of Virginia.

Michael O. Sanderson joined the Company on December 31, 2009 as the Chief Operating Officer for our New York, NY office and our BondsPro line of business, as well as the Co−Chairman of the Board of Directors. He was appointed Chief Executive Officer on February 26, 2010. Prior to joining the Company, Mr. Sanderson served as a Managing Director of Laidlaw & Company (UK) Ltd., an investment banking and advisory firm from February 2009 to January 2010.  From March 2006 to February 2009, he was a Managing Director with TGL Partners and from March 2004 to March 2006 he was CEO of Kenmar/Nihon Capital Partners.  He began his career at Merrill Lynch where he spent 23 years in roles including serving as Chairman and CEO of Merrill Lynch Canada. Subsequent to his years at Merrill Lynch, Mr. Sanderson was CEO of Instinet, Inc. and later became Chairman & CEO of Reuters Americas. Mr. Sanderson has also held leadership positions at Market XT and served as CEO of

NASDAQ Europe, where he also served on the Board of Directors.  Mr. Sanderson is a graduate of Brown University and received his Masters (MA) from Oxford University.

David S. Bensol has been a director of the Company since September 2008. Mr. Bensol has been President of Bensol Realty Corp., a commercial real estate company, since 1978, and a management consultant since January 2000. Mr. Bensol was the former CEO of Critical Home Care, a home medical equipment provider, which merged with Arcadia Resources, Inc. Mr. Bensol is a member of the Board of Directors of NutraCea (OTCBB: NRTZ), and is a member of its Compensation and Audit Committees. Mr. Bensol was the Executive Vice President and Director of Arcadia Resources, Inc. from May 2004 until his resignation from those positions in December 2004. In 2000, Mr. Bensol founded what eventually became Critical Home Care, through a series of acquisitions and mergers. Mr. Bensol is a member of the Board of Directors of NutraCea (OTCBB: NRTZ), and is a member of its Compensation and Audit Committees. Mr. Bensol received a BS Pharm. from St. Johns University, NY, and became a registered pharmacist in 1978.

George P. Jameson has been a director of the Company since April 2010. Mr. Jameson is one of the founding partners of Dearborn Partners LLC, an investment management company, and has been its Chief Financial Officer and Chief Administrative Office since 1997. Mr. Jameson formerly served as the head of fixed income sales for Goldman Sachs & Co., First Chicago Capital Markets, and Nesbitt−Burns Securities Inc.  Mr. Jameson was been a member of the Board of Directors of Sceptre Investment Management Counsel Ltd, a Canadian investment manager traded on the Toronto Stock Exchange under the symbol “SZ,” and also a member of its Compensation Committee, from October 2007 to September 2010. Mr. Jameson received a B.S. Industrial Management in 1970 from Georgia Tech University and an MBA in 1976 from Emory University.

Patricia Kemp joined our Board of Directors on February 2, 2011.  Ms. Kemp is a Director of Financial Services Technology at Oak Investment Partners. Ms. Kemp joined the firm in February 2003 and focuses on the firm’s investments in the financial services information technology space.  Ms. Kemp has over 11 years of senior management experience at Cendant Corporation.  At various times, she was responsible for the marketing, operations or general management of a variety of direct marketing credit card affinity programs, the Entertainment Publications subsidiary, and the Welcome Wagon and Getting to Know You subsidiaries. Ms. Kemp serves on the boards of directors of private companies that Oak Investment Partners has invested in, including TxVia, Inc. and Kuaipay.  She holds an M.B.A. from Stanford University’s Graduate School of Business and a B.A. from Stanford University.

H. Eugene Lockhart joined our Board of Directors on February 2, 2011.  Since 2005, Mr. Lockhart has served as a partner and chairman, Financial Institutions, Diamond Castle Holdings, LLC in New York, a private equity investment firm.  Mr. Lockhart is a director and audit committee chairman of RadioShack Corporation (NYSE: RSH), a retail seller of consumer electronic goods and services, a director and audit committee chairman and compensation committee member of Huron Consulting (NASDAQ: HURN), a provider of operational and financial consulting services, and a director and compensation committee member of Asset Acceptance Capital Corp. (NASDAQ: AACC), a purchaser of accounts receivable portfolios from consumer credit originators.  Previously, he had served on the board of IMS Health Incorporated, a global provider of information solutions to the pharmaceutical and healthcare industries, until February 2010.  Since 2002, Mr. Lockhart has been a venture partner at Oak Investment Partners, a multi-billion dollar venture capital firm.  Prior to that, from 2000 to 2002, he served as chairman and chief executive officer of New Power Holdings, a retail provider of energy to homes and small businesses throughout the United States. From 1999 to 2000, Mr. Lockhart was president of Consumer Services for AT&T. His prior positions include president of Global Retail Bank and Bank of America, as well as president and chief executive officer of MasterCard International. Mr. Lockhart received his B.S. in Mechanical Engineering from the University of Virginia and his MBA from The Darden Graduate School of Business at the University of Virginia. In addition, Mr. Lockhart is a CPA, licensed in the Commonwealth of Virginia.

Jeffrey M. Chertoff joined our Board of Directors on February 26, 2010, and was appointed as our Chief Financial Officer on March 26, 2010. Mr. Chertoff was a Managing Director and Chief Financial Officer of StoneCastle Partners LLC, an asset manager with over $3.1 billion under management that focuses its investments on U.S. community banks, from 2007 until March 2010. Prior to joining StoneCastle Partners, LLC, Mr. Chertoff was Chief Financial Officer and Senior VP of Labranche & Co. Inc. (NYSE: LAB), which provides liquidity and execution services in publicly traded securities, from 2005 to 2006. Mr. Chertoff also served as Chief Financial Officer and Senior VP of Cantor Fitzgerald – ESpeed, Inc. (NASDAQ: ESPD) from 2002 to 2004. Mr. Chertoff is a past President of the Financial Management Division of the Securities Industry Association (now known as SIFMA). Mr. Chertoff has a B.B.A from Bernard M. Baruch College and is a C.P.A.

George O’Krepkie was appointed as our President on February 2, 2011.  Prior to being appointed as President, Mr. O’Krepkie was employed as our Head of Sales since December 2009.  Prior to joining the Company, Mr. O’Krepkie was Director of Fixed Income for BTIG LLC, an institutional brokerage and fund services company that provides order execution, ECN services, outsource trading and brokerage services, from January 2009 to December 2009.  From July 1999 until September 2008, Mr. O’Krepkie was employed with MarketAxess Holdings, Inc., which operates an electronic trading platform, most recently as its Head of Dealer Relationship Management.  Mr. O’Krepkie graduated from the University of Maryland.

John M. Ryan was appointed as our Chief Administrative Officer on February 2, 2011.  Prior to that Mr. Ryan was employed by the Company in various capacities since approximately January 2010.  Prior to joining the Company, Mr. Ryan was the Business Administration Director at Shortridge Academy Ltd., a co-educational therapeutic boarding school in New Hampshire, for approximately five years. Mr. Ryan continues to be a member of Shortridge Academy’s Board of Directors and its part-time CFO.  From 2002 to 2003, Mr. Ryan was a Managing Director, CFO and CAO of Zurich Capital Markets, Inc.  While at Zurich Capital Markets, Mr. Ryan served as a Director and Chair of the Audit Committee of Zurich Bank (Ireland).  Mr. Ryan was previously with Greenwich Capital Markets from 1985 to 2001 in various management roles and was CFO when he left. He is a graduate of Trinity College Dublin and is a Chartered Accountant.

The size and composition of our Board is the subject of detailed voting arrangements among the Company and certain of our stockholders. Such voting arrangements are described below under “Voting Arrangements.”  In addition to those voting arrangements, the Board considered the following experience and attributes of Messrs. Knetzger, Sanderson, Bensol, Jameson, Chertoff and Lockhart and Ms. Kemp:

Edwin L. Knetzger, III

●	Leadership and operating experience in the fixed income securities industry, including as co−founder, President, Chief Executive Officer and Chairman of Greenwich Capital Markets, Inc.

●	Outside board of director experience as a director of Morgan’s Hotel Group (NASDAQ: MHGC).

●	Affiliation with a significant investor in the Company.

Michael Sanderson

●	Leadership experience building and operating trading platforms, including notably as the Chief Executive Officer of Instinet, Inc.

●
Leadership and operating experience in the financial industry, including as Chairman and CEO of Merrill Lynch Canada, Chairman and CEO of Reuters Americas and CEO of NASDAQ Europe, where he also served on the Board of Directors.

David S. Bensol

●	Leadership and operating experience, including as Chief Executive Officer of Critical Home Care and Executive Vice President and Director of Arcadia Resources, Inc.

George P. Jameson

●
Leadership and operating experience in the fixed income securities industry, including with Goldman Sachs, First Chicago Capital Markets, BMO Nesbitt Burns Securities and as co−founder and managing director of Dearborn Partners LLC.

●	Outside board of director experience as a director of Sceptre Investment Counsel Ltd, Toronto, ON (TSX: SZ).

Patricia Kemp

●	Leadership and management experience at Cendant corporation.

●	Extensive experience of investing in the financial services and technology space, and on board of directors of those companies.

H. Eugene Lockhart

●
Leadership and senior management experience  in leading financial services and technology organizations, including as President and CEO of MasterCard International, President of the Global Retail Bank and Senior Vice Chairman of BankAmerica Corporation, President of Consumer Services at AT&T, and President and Chief Executive Officer of New Power Holdings.

●
Outside board of director experience, including as a director and audit committee chairman of RadioShack Corporation (NYSE: RSH), a director and audit committee chairman and compensation committee member of Huron Consulting (NASDAQ: HURN) and a director and compensation committee member of Asset Acceptance Capital Corp. (NASDAQ: AACC).

Jeffrey M. Chertoff

●
Leadership, financing and accounting experience in the financial industry, including as Managing Director and Chief Financial Officer of StoneCastle Partners LLC, Chief Financial Officer and Senior VP of Labranche & Co. Inc. (NYSE: LAB), and Chief Financial Officer and Senior VP of Cantor Fitzgerald – ESpeed, Inc. (NASDAQ: ESPD) from 2002 to 2004.

●	Leadership in a prominent industry organization as a past President of the Financial Management Division of the Securities Industry Association (now known as SIFMA).

 Voting Arrangements

John J. Barry, III and Holly A.W. Barry, Duncan Family, LLC (an affiliate of John Barry, III), Otis Angel LLC (an affiliate of John J. Barry, IV), Siesta Capital LLC (an affiliate of John J. Barry, IV), the John J. Barry Revocable Trust u/a/d November 9, 2001, and Bond Partners LLC (an affiliate of John J. Barry, IV) (collectively, the “Barry Stockholders”) and Fund Holdings LLC are parties to a Voting Agreement, dated December 31, 2009 (the “Voting Agreement”).  Pursuant to the Voting Agreement, the Barry Stockholders are obligated to vote their voting shares (1) for the nomination and election of Edwin L. Knetzger, III and Michael Sanderson as directors of the Company, (2) for the election of nominees proposed for election as independent directors by the Board’s Corporate Governance and Nominating Committee, and (3) against the removal of Mr. Knetzger and Mr. Sanderson other than for malfeasance. Additionally, Fund Holdings LLC is obligated to vote its voting shares for the nomination and election of John Barry, III and John J. Barry, IV as directors of the Company and against their removal other than for malfeasance.

The Voting Agreement will terminate automatically on the earlier of (1) at any time by mutual agreement between Fund Holdings LLC and the Barry Stockholders, (2) December 31, 2012, (3) the date on which Fund Holdings LLC no longer owns at least 10% of the shares held by it on the date of the Voting Agreement, and (4) the date on which the Barry Stockholders no longer collectively own at least 10% of the shares held by them on the date of the Voting Agreement.

The Company, John Barry, III, Holly A. W. Barry and John J. Barry, IV are parties to a letter agreement dated February 26, 2010 (the “Letter Agreement”).  The Letter Agreement requires John Barry, III, Holly A. W. Barry and John J. Barry, IV to vote or cause to be voted all shares of Common Stock directly or indirectly beneficially owned or controlled by them in favor of the nomination and election of Jeffrey M. Chertoff and David S. Bensol, against the removal of Messrs. Chertoff and Bensol (other than for malfeasance or unless unanimously agreed by the Board), against the addition of any other director to the Board other than those on the Board as of the date of the Letter Agreement and certain replacements, and against the increase of the size of the Board to more than seven members. Mr. Jameson was originally elected to the Board pursuant to rights granted to Messrs. Barry and Barry under the Letter Agreement.  The Letter Agreement originally contained obligations regarding the size and composition of the Company’s Board of Directors binding on the Company, but Messrs. Barry and Barry voluntarily resigned from the Board of Directors in July 2010.  The Letter Agreement is discussed in more detail below, under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”

The Company, Oak Investment Partners XII, Limited Partnership (“Oak”), GFINet, Inc. and certain other securityholders of the Company are parties to a Series D Stockholders’ Agreement dated February 2, 2011.  Pursuant to the Series D Stockholders’ Agreement, among other things:

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For so long as Oak continues to own at least 25% of the Series D Convertible Preferred Stock acquired by it in February 2011 (or 25% of the Common Stock issuable upon the conversion thereof), (a) the Company is required to nominate and use its reasonable best efforts to cause to be elected and (b) each holder of Series D Convertible Preferred Stock is required to vote all shares of voting capital stock of the Company owned by it to elect, and not to vote to remove, one person designated by Oak (the “Oak Designee”); and

●
For so long as the holders of Series D Convertible Preferred Stock collectively own at least 25% of the shares of Series D Preferred Convertible Preferred issued in February 2011 (or 25% of the shares of Common Stock  issuable upon the conversion thereof), and Oak continues to own at least 25% of the Series D Convertible Preferred Stock acquired by it in February 2011 (or 25% of the Common Stock issuable on conversion thereof) (a) the Company is required to nominate and use its reasonable best efforts to cause to be elected and (b) each holder of Series D Preferred Stock is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated in writing by Oak (so long as it continues to own at least 25% of the shares of Series D Preferred Convertible Preferred Stock acquired by it in February 2011 (or 25% of the Common Stock issuable upon the conversion thereof).

Patricia Kemp and H. Eugene Lockhart were elected to our Board of Directors as designees of Oak pursuant to the Series D Stockholders’ Agreement.

CORPORATE GOVERNANCE

Director Independence

Currently, the Company is not subject to the requirements of a national securities exchange or an inter−dealer quotation system with respect to the need to have a majority of our directors be independent. Our Corporate Governance Guidelines provide that our Board of Directors shall include one or more directors who are neither officers or employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the listing requirements of either the New York Stock Exchange (“NYSE”) or The NASDAQ Stock Market (“NASDAQ”) or under such other requirements as may be established by our Board of Directors from time to time.

The Board of Directors has determined that each of David S. Bensol and George P. Jameson are independent under the current NYSE and NASDAQ listing standards and the other requirements of our Corporate Governance Guidelines. In making this determination, the Board of Directors evaluated whether there exists any transactions, relationships or arrangements between these individuals and the Company and determined that no material transactions, relationships or arrangements exist between the Company and any of the independent directors.

Meetings of the Board of Directors

The Board of Directors held 15 meetings in 2010.  During 2010, no director attended fewer than 75% of the meetings of the Board of Directors or fewer than 75% of the meetings of any committee of the Board of

Directors on which he was a member.  The Company invites the Board of Directors to its annual stockholders meeting, but does not require them to attend.

Board Committees

Currently, the Company is a smaller reporting company whose common stock is authorized for quotation on the OTC Bulletin Board and is not subject to the requirements of a national securities exchange or an inter-dealer quotation system with respect to the establishment and maintenance of any standing committees.  Nevertheless, the Board of Directors currently has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

Audit Committee

The Audit Committee of the Board of Directors held four meetings in 2010.  The Audit Committee currently consists of two members: Messrs. Jameson (Chairman) and Bensol.  The Audit Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix A and is available on the Company’s website at www.bondsgroupinc.com under the headings “Investor Relations/Corporate Governance” or in print upon written request addressed to the Secretary of the Company, without charge to any person.  Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 529 Fifth Avenue, 8th Floor, New York, NY, 10017.

The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors and considers the range of audit and non-audit fees.  The Board of Directors has determined that each member of the Audit Committee is “independent,” as that term is defined under NYSE and NASDAQ listing standards.  The Audit Committee does not have an independent director who is acting as our “audit committee financial expert” within the meaning of the rules and regulations of the SEC. The Company is not subject to the requirements that it have an audit committee financial expert.  The Board has determined, however, that the members of the Audit Committee are able to read and understand fundamental financial statements and have substantial business experience that results in their financial sophistication.  Accordingly, the board believes that the members of the audit committee have the sufficient knowledge and experience necessary to fulfill their duties and obligations required to serve on the Audit Committee.  In light of the foregoing and practical considerations related to the Company’s size and stage or development, the Company does not believe it needs an audit committee financial expert at this time.

Compensation Committee

The Compensation Committee of the Board of Directors held five meetings in 2011.  Messrs. Bensol (Chairman), Knetzger and Jameson are the current members of this committee. The Board of Directors has determined that two of the three members of the Compensation Committee (Messrs. Bensol and Jameson) are “independent,” as that term is defined in the under both NYSE and NASDAQ listing standards.  The third member of the Compensation Committee (Mr. Knetzger) is a non-employee director.  The Compensation Committee determines compensation for the Chief Executive Officer and other executive officers of the Company.  The Compensation Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix B and is available on the Company’s website at www.bondsgroupinc.com under the headings “Investor Relations/Corporate Governance” or in print upon written request addressed to the Secretary of the Company, without charge to any person.  Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 529 Fifth Avenue, 8th Floor, New York, NY, 10017.

The Compensation Committee evaluates the Chief Executive Officer’s and other executive officer’s performance annually, and determines and approves the Chief Executive Officer’s and other executive officer’s compensation levels based on those evaluations.  In determining the compensation of our executive officers other than our Chief Executive Officer, the Compensation Committee takes into account the recommendations and evaluations from our Chief Executive Officer.

During 2010 and the first quarter of 2011, the Compensation Committee engaged Frederic W. Cook & Co., Inc. as a compensation consultant to advise the Compensation Committee in its determination of the form and amounts of our executive compensation arrangements with Michael O. Sanderson, our Chief Executive Officer, George O’Krepkie, our President, Jeffrey M. Chertoff, our Chief Financial Officer, and John M. Ryan, our Chief Administrative Officer, and to help the Compensation Committee negotiate with such officers.  In addition, Frederic W. Cook & Co. provided competitive information and advice on structuring director compensation.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors held one meeting in 2010.  Messrs. Knetzger (Chairman), Bensol and Jameson are the current members of this committee.  The Board of Directors has determined that two of the three members of the Compensation Committee (Messrs. Bensol and Jameson) are “independent,” as that term is defined in the under both NYSE and NASDAQ listing standards.  The third member of the Compensation Committee (Mr. Knetzger) is a non-employee director.  The Corporate Governance and Nominating Committee recommends individuals for election to the board of directors for vote by the stockholders at the annual meeting.  The Corporate Governance and Nominating Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix C and is available on the Company’s website at www.bondsgroupin.com under the headings “Investor Relations/Corporate Governance” or in print upon written request addressed to the Secretary of the Company, without charge to any person.  Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 529 Fifth Avenue, 8th Floor, New York, NY, 10017.

The size and composition of the Company’s Board is the subject of detailed voting arrangements described elsewhere in this proxy statement.  In addition to considering the impact and requirements of these voting arrangements, the Corporate Governance and Nominating Committee expects to fulfill its responsibility for nominating directors by reviewing the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and work with the full Board, management and others in identifying and attracting candidates with those qualifications.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders.  To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

●	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

●
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Secretary of the Company at 529 Fifth Avenue, 8th Floor, New York, NY, 10017 and must be received by the Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

Nominees may be suggested by directors, members of management, or stockholders (as discussed above).  In identifying and considering each potential candidate for nomination to the Board of Directors (including those recommended by stockholders), the Corporate Governance and Nominating Committee considers, in addition to the requirements set out in the Company’s Corporate Governance Guidelines and its charter, the nominee’s judgment, integrity, independence, understanding of the Company’s business or other related industries, quality of experience, the needs of the Company, the range of talent and experience already represented on the Board of Directors, and such other factors it determines are pertinent in light of the then current needs of the Board.  The Corporate Governance and Nominating Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

Code of Ethics

The Company has adopted a “Code of Business Conduct and Ethics,” which applies to the Board of Directors and the Company’s officers and employees (the “Code of Ethics”). The Code of Ethics is intended to focus the Board of Directors, the individual directors and the Company’s executive officers and employees on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code of Ethics covers areas of personal conduct relating to service on the Board of Directors and as an executive officer or employee of the Company, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with laws and regulations and oversight of ethics and compliance by employees of the Company.

The full text of the Code of Ethics is available on our website at www.bonds.com or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 529 5th Avenue, 8th floor, New York, NY 10017.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines, which provide guidelines on director qualifications and expectations, responsibilities of key board committees, director compensation, and other subjects concerning corporate governance.  The full text of the Corporate Governance Guidelines are available on the Company’s website, at www.bondsgroupinc.com under the headings “Investor Relations/Corporate Governance” or in print upon written request addressed to the Secretary of the Company, without charge to any person.  Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 529 Fifth Avenue, 8th Floor, New York, NY 10017.

Board Leadership Structure

Our Chief Executive Officer is a Co-Chairman of our Board.  Additionally, a non-employee director serves as our other Co-Chairman.  Neither of our Co-Chairmen are independent directors under the listing standards of the NYSE or NASDAQ.  Currently, our Board is comprised of seven directors, two of whom satisfy such independence standards.  Accordingly, we have not formally appointed a lead independent director.  We are not currently subject to any requirements that a majority of our Board be comprised of independent directors.  However, a majority of our Board is comprised of non-employee directors. Additionally, the Company and certain of our stockholders are subject to agreements regarding the size and composition of our Board of Directors (which are described elsewhere in this proxy statement).  In light of these factors, and based on our size and stage of development, we believe that our Board leadership structure is appropriate for the time being.  As the Company grows, we anticipate adding additional independent directors.  Ultimately, we anticipate that we will have a majority of independent directors, including a lead independent director or an independent director as the Chairman of our Board.

Board Role in Risk Oversight

Our Board of Directors has delegated responsibility for risk oversight to our Audit Committee. We anticipate that our Audit Committee will work with management to identify, monitor and address key risks, and that management or our Audit Committee will periodically report to the Board on these matters.

PROPOSAL 2
AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE FROM 300,000,000 TO 1,500,000,000

Proposal

Currently, our Certificate of Incorporation authorizes the issuance of 300,000,000 shares of common stock.   Proposal No. 2 is to approve the amendment of our Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 300,000,000 to 1,500,000,000.  The amendment to our Certificate of Incorporation will be effected by filing a Certificate of Amendment with the Secretary of State of the State of Delaware.  The Certificate of Amendment is attached to this Proxy Statement as Appendix A.  The increase of our authorized shares of common stock from 300,000,000 to 1,500,000,000 will allow us to satisfy certain covenants we have agreed to in favor of existing security holders, to satisfy future capital raising requirements and to ensure that sufficient shares of common stock are available for future issuance by the Company.  Our Board of Directors has determined that the amendment of our Certificate of Incorporation to increase our authorized shares of common stock from 300,000,000 to 1,500,000,000 is advisable and in the best interest of the Company and has recommended that our stockholders approve the amendment.

Background

As we have previously disclosed in our filings with the United States Securities and Exchange Commission, our revenue alone is not sufficient to support our operations and historically we have satisfied our capital and liquidity requirements through equity and debt financings.  As we have also previously disclosed, we will need to raise additional capital to satisfy our working capital needs.  As part of the Company’s capital raising efforts, on February 2, 2011 and March 7, 2011, we raised additional capital through the sale of Series D Convertible Preferred Stock and consummated related transactions (the “Series D Financing”).  The terms of the Series D Financing, which are described in more detail below, require us to seek to increase our authorized shares of common stock from 300,000,000 to at least 1,000,000,000.  Additionally, we anticipate that future capital raising transactions will require us to have in excess of 1,000,000,000 shares of common stock authorized for issuance.  Accordingly, we are seeking to amend our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue from 300,000,000 to 1,500,000,000.

The Series D Financing

On February 2, 2011, we consummated a group of related transactions pursuant to which, among other things, we:

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sold 65 units for an aggregate purchase price of $6,500,000 to two accredited investors, with each unit (each a “Unit”) comprised of (a) warrants to purchase 1,428,571.429 shares of our common stock, par value $0.0001 per share, at an initial exercise price of $0.07 per share (the “Common Stock Warrants”), and (b) 100 shares of a newly-created class of preferred stock designated as Series D Convertible Preferred Stock (the “Series D Preferred”);

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issued 22.5 Units in exchange for (a) all of the outstanding shares of our Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred”), and (b) certain outstanding warrants to purchase shares of our common stock;

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issued 12.5 units (each a “Series D-1 Unit”) comprised of (a) warrants to purchase 14,285.714 shares of our Series A Participating Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), at an initial exercise price of $7.00 per share (the “Series A Warrants”) and (b) 100 shares of a newly-created class of preferred stock designated Series D-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series D-1 Preferred”), in exchange for (a) all of the outstanding shares of our Series B-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred”), and (b) certain outstanding warrants to purchase shares of our Series A Preferred; and

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acquired substantially all of the assets of Beacon Capital Strategies, Inc. (through an indirect wholly-owned subsidiary) in exchange for issuing 10,000 shares of a newly-created class of preferred stock  designated as Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred”).

The Company’s Sale of Units.

On February 2, 2011, we entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with Oak Investment Partners XII, Limited Partnership (“Oak”) and GFINet Inc. (“GFI”).  Pursuant to the Unit Purchase Agreement, among other things, on February 2, 2011, we sold to Oak and GFI an aggregate of 65 Units for a total purchase price of $6,500,000.

The shares of Series D Preferred included in the Units issued pursuant to the Unit Purchase Agreement are subject to the restriction that they may not be converted into shares of common stock until the Company’s authorized shares of common stock are increased from 300,000,000 to at least 1,000,000,000 (the “Conversion Restriction”), and the Common Stock Warrants included in the Units issued pursuant to the Unit Purchase Agreement are subject to the restriction that they may not be exercised for shares of common stock until the Company’s authorized shares of common stock are increased from 300,000,000 to at least 1,000,000,000 (the “Exercise Restriction”).

Subject to the Conversion Restriction, the shares of Series D Preferred included in the Units issued pursuant to the Unit Purchase Agreement are initially convertible for an aggregate of approximately 92,857,143 shares of our common stock, and, subject to the Exercise Restriction, the Common Stock Warrants included in the Units issued pursuant to the Unit Purchase Agreement are initially exercisable for an aggregate of approximately 92,857,143 shares of our Common Stock.

The Common Stock Warrants issued pursuant to the Unit Purchase Agreement include provisions, among other things, (a) permitting the holder to exercise such Common Stock Warrant through a cashless “net exercise election,” (b) providing that, for a period of 18 months following the date of the Unit Purchase Agreement, if the Company issues shares of common stock (or is deemed to issue shares of common stock) for a price per share less than $0.07, then the exercise price of the Common Stock Warrants will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances), and (c) until such time as the Exercise Restriction no longer applies, if the Company undergoes certain changes of control the holder may require the Company to redeem the Common Stock Warrant for such amount as the holder thereof would have received in the change of control had the Common Stock Warrant been exercised immediately prior thereto.

In addition to providing for the sale of the Units, the Unit Purchase Agreement contains representations and warranties and covenants of the Company in favor of Oak and GFI.  The covenants set forth in the Unit Purchase Agreement include, without limitation, the following:

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For so long as Oak or GFI owns any of the shares of Series D Preferred, Common Stock Warrants or the shares of common stock issuable upon conversion or exercise thereof, the Company is required to timely file all reports it is required to file with the SEC pursuant to the Securities Exchange Act of 1934 (as amended, the “1934 Act”), and the Company is prohibited from terminating its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

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The Company is prohibited from selling any additional securities pursuant to the Series D Financing without the prior written consent of each of Oak, GFI and UBS Americas, Inc.; provided, however, that until March 31, 2011, the Company may sell, without the prior written consent of such parties (a) up to an aggregate of 50 additional Units (at the same purchase price and on substantially identical terms to those set forth in the Unit Purchase Agreement (and in no event on terms more favorable than those set forth in the Unit Purchase Agreement)) to certain potential investors, and (b) up to an aggregate of 5 additional Units (at the same purchase price and on substantially identical terms to those set forth in the Unit Purchase Agreement (and in no event on terms more favorable than those set forth in the Unit Purchase Agreement)) to certain individuals approved by each Oak, GFI and UBS Americas, Inc..

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Other than Series C Preferred, Series D Preferred, Series D-1 Preferred, the Common Stock Warrants, and Series A Warrants, the Company is prohibited from selling any warrants, convertible debt or other securities convertible into the Company’s Common Stock that include dilution protection provisions other than provisions relating to stock splits, reclassifications, stock dividends and other like kind events.

●
Subject to certain limitations, the Company is required to defend, protect, indemnify and hold harmless Oak, GFI and each other holder of the securities acquired pursuant to the Unit Purchase Agreement from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith incurred by any such party as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Unit Purchase Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in the Unit Purchase Agreement or the Series D Stockholders’ Agreement, or (c) any cause of action, suit or claim brought or made against such party by a third party and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Unit Purchase Agreement, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the securities contemplated by the Unit Purchase Agreement, (iii) the status of Oak, GFI or another holder of the securities contemplated by the Unit Purchase Agreement as an investor in the Company, or (iv) the exchange of Series B Preferred Stock for Series D Preferred Stock pursuant to the Exchange Agreement.

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In the event the conclusion, settlement or determination of any action, suit, proceeding, arbitration or dispute between the Company and Duncan-Williams, Inc. results in the Company issuing shares of capital stock to Duncan-Williams, Inc. or any of its affiliates, the Company is required to issue (and take such steps as are necessary in order to issue) to each of Oak and GFI such number of shares of capital stock and rights to acquire shares of capital stock of the same type and with the same terms as are then held by such buyer so that such buyer’s fully-diluted ownership percentage as of the time immediately prior to the issuance to Duncan Williams, Inc. is not decreased by such issuance.

The Company’s Exchange of Units and Series D-1 Units for Certain Outstanding Securities.

On February 2, 2011, in connection with and as a condition to the transactions contemplated by the Unit Purchase Agreement, we entered into an Exchange Agreement (the “Exchange Agreement”) with UBS Americas, Inc. (“UBS”), Bonds MX, LLC (“Bonds MX”) and Robert Jones (“Jones”).  Pursuant to the Exchange Agreement, among other things, on February 2, 2011, we (a) issued 22.5 Units in exchange for all of the outstanding shares of our Series B Preferred and certain outstanding warrants to purchase shares of our common stock, and (b) issued 12.5 Series D-1 Units in exchange for all of the outstanding shares of our Series B-1 Preferred and certain outstanding warrants to purchase shares of our Series A Preferred.

The Series D Preferred and Series D-1 Preferred and the Common Stock Warrants included in the Units and Series D-1 Units issued pursuant to the Exchange Agreement are subject to the Conversion Restriction and Exercise Restriction, respectively.

The Common Stock Warrants issued pursuant to the Exchange Agreement include provisions, among other things, (a) permitting the holder to exercise such Common Stock Warrant through a cashless “net exercise election,” (b) providing that, for a period of 18 months following the date of the Exchange Agreement, if the Company issues shares of common stock (or is deemed to issue shares of common stock) for a price per share less than $0.07, then the exercise price of the Common Stock Warrants will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances), and (c) until such time as the Exercise Restriction no longer applies, if the Company undergoes certain changes of control the holder may require the Company to redeem the Common Stock Warrant for such amount as the holder thereof would have received in the change of control had the Common Stock Warrant been exercised immediately prior thereto.

Subject to the Conversion Restriction, the shares of Series D Preferred included in the Units issued pursuant to the Exchange Agreement are initially convertible for an aggregate of approximately  32,142,857 shares of our Common Stock, and subject to the Exercise Restriction, the Common Stock Warrants included in the Units issued pursuant to the Exchange Agreement are initially exercisable for an aggregate of 32,142,857 shares of our Common Stock.

The shares of Series D-1 Preferred included in the Series D-1 Units issued pursuant to the Exchange Agreement are initially convertible for an aggregate of approximately 178,571 shares of our Series A Preferred, and, subject to the Conversion Restriction and only in certain circumstances, also are initially convertible for an aggregate of approximately 17,857,143 shares of our common stock.  The Series A Warrants included in the Series D-1 Units issued pursuant to the Exchange Agreement are initially exercisable for an aggregate of approximately 178,571 shares of our Series A Preferred. The Series A Warrants issued pursuant to the Exchange Agreement include provisions, among other things, (a) permitting the holder to exercise such Series A Warrant through a cashless “net exercise election,” and (b) providing that, for a period of 18 months following the date of the Exchange Agreement, if the Company issues shares of common stock (or is deemed to issue shares of common stock) for a price per share less than $0.07, then the exercise price of the Series A Warrants will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances).

In addition to providing for the issuance of the of the Units and Series D-1 Units in exchange for the Series B Securities and Series B-1 Securities, the Exchange Agreement contains representations and warranties and covenants of the Company in favor of UBS, Bonds MX and Jones.  The covenants set forth in the Exchange Agreement substantially similar to those set forth in the Unit Purchase Agreement.

Cautionary Statements

      We have filed the Unit Purchase Agreement and Exchange Agreement referenced above  and the Asset Purchase Agreement referenced below (the “Transaction Agreements”) as exhibits to a Current Report on Form 8-K filed with the United States Securities and Exchange Commission on February 8, 2011.  The Transaction Agreements, and other documents and instruments related to the Series D Financing, were filed as exhibits to such Current Report to provide information regarding their respective terms and the terms of the related transactions.  They are not intended to provide any other factual information regarding the Company. The representations, warranties and covenants contained in the Transaction Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and are subject to limitations agreed upon by the contracting parties, including being qualified, modified or limited by disclosures exchanged between the parties in connection with the execution thereof. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement and not necessarily for establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Transaction Agreements should not be viewed or relied upon as statements of actual facts or the actual state of affairs of the Company or any of its subsidiaries or affiliates.

Additional Description of Series C Preferred, Series D Preferred, Series D-1 Preferred, Common Stock Warrants and Series A Warrants Issued in the Series D Financing

Descriptions of our Series C Preferred, Series D Preferred, Series D-1 Preferred, Common Stock Warrants and Series A Warrants issued in the Series D Financing are set forth below.

Series C Preferred.

Authorized Shares; Contingent Rights. The number of authorized shares of Series C Preferred is 10,000, all of which are outstanding.  The number of shares which may be issued upon conversion of the Series C Preferred and the amount which the Series C Preferred is entitled to upon a liquidation, dissolution, winding up or change of control is contingent and will be determined based on the gross revenue of the business we operate using the assets acquired from Beacon Capital Strategies, Inc. during a trailing eighteen-month period measured as of a date (the “Determination Date”) to occur during the 30-month period following the date of the Asset Purchase Agreement.  Pursuant to the terms of the Series C Preferred, such revenue as of the Determination Date is used to calculate a “Conversion Value.”  The maximum number of shares of common stock which may be issued upon conversion of the Series C Preferred is 100,000,000.

Ranking. The Series C Preferred rank senior to our outstanding Series A Preferred and all shares of our common stock and junior to our Series D Preferred and Series D-1 Preferred with respect to dividend rights and rights on liquidation, winding−up, dissolution and the consummation of a change of control.

Dividends. On and after the Determination Date, the Company may not pay dividends on any share of common stock or any other class of capital stock expressly ranking junior to the Series C Preferred unless the holders of Series C Preferred first or simultaneously receive an equivalent dividend.

Liquidation Preference– Prior to Determination Date.  In the event we voluntarily or involuntarily liquidate, dissolve or wind up prior to the Determination Date, subject to the rights of holders shares of Series D Preferred and Series D-1 Preferred, the holders of Series C Preferred shall be entitled to a liquidation preference equal to the greater of (a) the sum of (1) $4,000,000 plus (2) the Conversion Value; provided that such aggregate amount shall in no event be greater than $10,000,000, and (b) the sum of (1) $4,000,000 plus (2) the amount which such holders would have received in such liquidation, dissolution or winding up had all holders of Series C Preferred converted their shares of Series C Preferred into shares of common stock on the date immediately preceding such liquidation, dissolution or winding up and the Conversion Value was determined at such time (without regard to the Conversion Restriction) (such aggregate amount, the “Pre-Determination Date Liquidation Preference”).

Liquidation Preference – On or After Determination Date.  In the event we voluntarily or involuntarily liquidate, dissolve or wind up on or after the Determination Date, subject to the rights of holders of Series D Preferred and Series D-1 Preferred, the holders of Series C Preferred shall be entitled to a liquidation preference equal to the greater of (a) the sum of (1) $4,000,000 plus (2) the product of the aggregate number of shares issuable upon conversion of the Series C Preferred multiplied by $0.10, provided, however, that such aggregate amount shall in no event be greater than $10,000,000, and (b) the amount which such holders would have received in such liquidation, dissolution or winding up had all holders of Series C Preferred converted their shares of Series C Preferred into shares of Common Stock on the date immediately preceding such liquidation, dissolution or winding up (without regard to the Conversion Restriction) and the Conversion Value was determined at such time (such aggregate amount, the “Post-Determination Date Liquidation Preference”).

Liquidation Preference – Certain Changes of Control. Upon certain changes of control, subject to the rights of holders of Series D Preferred and Series D-1 Preferred, the holders of Series C Preferred shall be entitled to a liquidation preference equal to: (a) in the event such change of control occurs prior to the Determination Date and prior to the date eight months after February 2, 2011, the greater of (1) the Pre-Determination Date Liquidation Preference and (2) $6,000,000; (b) in the event such change of control occurs prior to the Determination Date and on or after the date eight months after February 2, 2011 but prior to the date twenty months after February 2, 2011, an amount equal to the greater of (1) the Pre-Determination Date Liquidation Preference and (2) $8,000,000; (c) in the event such change of control occurs prior to the Determination Date and on or after the date twenty months after the February 2, 2011, an amount equal to the greater of (1) the Pre-Determination Date Liquidation Preference and (2) $10,000,000; and (d) in the event such change of control occurs on or after the Determination Date, an amount equal to the Post-Determination Date Liquidation Preference (collectively, the “Change of Control Liquidation Preference”).

Voting Rights.  Prior to the determination date, holders of Series C Preferred have the right to vote with holders of Common Stock on the basis of 1,250 votes per share of Series C Preferred on all matters brought before our stockholders and, after the Determination Date, holders of Series C Preferred have the right to vote with holders of our common stock on an as-converted basis on all matters brought before our stockholders (without regard to the Conversion Restriction), except as otherwise required by law.  In addition, the holders of Series C Preferred will vote as a separate class in connection with certain protective provisions described below and as otherwise required by law, and vote as a single class with the holders of Series C Preferred on other protective provisions described below.

Protective Provisions – Series C Preferred Separate Class Vote.  So long as any holder of Series C Preferred continues to hold at least 25% of the shares of Series C Preferred that such holder purchased from the Company, we are prohibited from taking the following actions without the prior written consent of at least 67% of the then outstanding shares of Series C Preferred:

(i) alter the rights, privileges or preferences of the Series C Preferred;

(ii) create or issue any new class of shares that are senior or on par with the Series C Preferred, or reclassifies shares of Series A Preferred or common stock into such shares;

(iii) adversely affects or would result in any disproportionate adverse consequences for the holders of Series C Preferred (solely in respect of their rights as stockholders); or

(iv) alters or amends the foregoing protective provisions.

Protective Provisions – Series C Preferred, Series D Preferred and Series D-1 Preferred Class Vote.  So long as any holder of Series C Preferred continues to hold at least 25% of the shares of Series C Preferred that such holder purchased from the Company, we are prohibited from taking the following actions without the prior written consent of at least 67% of the then outstanding shares of Series C Preferred, Series D Preferred and Series D-1 Preferred (voting together as a single class on an as-converted basis):

(i) authorize or pay any dividends with respect to shares of our common stock or Series A Preferred;

(ii) consummate a merger or consolidation involving a change of control, sell all or substantially all of the Company’s assets, liquidate, dissolve or wind up the Company or take certain actions with respect to a bankruptcy of the Company;

(iii) incur indebtedness for borrowed money unless the Corporation would have, after giving effect to such incurrence, an EBITDA-to-interest ratio of at least 2:1;

(iv) any action that results in the repurchase or redemption by the Company of equity securities of the Company, except (a) to the extent permitted by the Stockholders Agreement, or (b) as approved by the Company’s Board of Directors, including the Oak Designee or Series D Designee; or

(v) any action that results in a material change to the Company’s principal business, except as approved by the Company’s Board of Directors including the consent of the Oak Designee or Series D Designee.

The Company is not required to obtain such written consent if, in connection with any of the foregoing, the holders of shares of Series C Preferred would receive proceeds in an amount equal to at least the Change of Control Liquidation Preference.

Voluntary Conversion.  Subject to the Conversion Restriction, all (and not less than all) shares Series C Preferred are initially convertible at the option of the holders of a majority of the shares of Series C Preferred into such number of shares common stock as equals the Conversion Value divided by the conversion price of $0.10 per share; provided that, for a period of 18 months following the date of the issuance of the Series C Preferred, if the Company issues shares of common stock (or is deemed to issue shares of common stock) for a price per share less than $0.10, then the conversion price of the Series C Preferred will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances).  The conversion price of the Series C Preferred also is subject to adjustment for stock dividends, splits, combinations and similar events.

Mandatory Conversion.  Subject to the Conversion Restriction, all shares of Series C Preferred are mandatorily convertible into shares of our common stock if and when (a) our shares of common stock are listed on a national securities exchange and trade with a closing price of at least 200% of the optional conversion price then in effect for a period of 180 consecutive trading days on average trading volume of not less than 250,000 shares per day and (b) our common stock has an aggregate market value of at least $40,000,000 as of the last day of such 180-trading day period.

Series D Preferred and Series D-1 Preferred

Authorized Shares. The number of authorized shares of Series D Preferred is 14,500, 9,150 of which are outstanding.  The number of authorized shares of Series D-1 Preferred is 1,500, 1,250 of which are outstanding.  The Series D Preferred and Series D-1 Preferred have a “stated value” of $1,000 per share.

Ranking. The Series D Preferred and Series D-1 Preferred rank on par with each other and rank senior to all of our outstanding shares of capital stock with respect to dividend rights and rights on liquidation, winding−up, dissolution and the consummation of a change of control.

Dividends.  Dividends of 8% per annum shall accrue on the Series D Preferred and Series D-1 Preferred but are payable only as, if and when declared by the Company’s Board of Directors, in connection with the conversion thereof (in which case payment shall be in-kind) or as part of the liquidation, dissolution, winding up or change of control preference summarized below (this accruing dividend shall increase to 12% per annum if Proposal No. 2 is not approved).

Liquidation Preference.  Holders of shares of Series D Preferred and Series D-1 Preferred shall be entitled to a preferential payment (prior to any payment to holders of Series C Preferred, Series A Preferred or Common Stock) upon a liquidation, dissolution, winding up or change of control, which payment shall be equal to the greater of (a) 120% of the sum of the “stated value” of their shares plus all accrued but unpaid dividends thereon, and (b) the amount that would have been received by the holder had they optionally converted their shares of Series D Preferred or Series D-1 Preferred into Common Stock prior to the liquidation or change of control (without regard to the Conversion Restriction).

Voting Rights.  Holders of Series D Preferred have the right to vote with holders of common stock on an as-converted basis on all matters brought before our stockholders (without regard to the Conversion Restriction), except as otherwise required by law.  The holders of Series D-1 Preferred do not have the right to vote for the election of directors or any other matters presented to our stockholders generally.  The holders of Series D Preferred and Series D-1 Preferred vote as a separate class in connection with certain protective provisions described below and as otherwise required by law, and vote as a single class with the holders of Series C Preferred on other protective provisions described below.

Protective Provisions – Series D Preferred and Series D-1 Preferred Separate Class Vote.  So long as at least 25% of the shares of Series D Preferred and Series D-1 Preferred originally issued remain outstanding, we are prohibited from taking the following actions without the prior written consent of at least 93% of the then outstanding shares of Series D Preferred and Series D-1 Preferred voting as a single class:

(i) alter the rights, privileges or preferences of the Series D Preferred or Series D-1 Preferred;

(ii) create or issue any new class of shares that are senior or on par with the Series D Preferred or Series D-1 Preferred, or reclassifies shares of Series A Preferred or common stock into such shares;

(iii) adversely affects or would result in any disproportionate adverse consequences for the holders of Series D Preferred or Series D-1 Preferred (solely in respect of their rights as stockholders); or

(iv) alters or amends the foregoing protective provisions.

Protective Provisions – Series C Preferred, Series D Preferred and Series D-1 Preferred Class Vote.  So long as any holder of Series D Preferred or Series D-1 Preferred continues to hold at least 25% of the shares of Series D Preferred or Series D-1 Preferred that such holder purchased from the Company, we are prohibited from taking the following actions without the prior written consent of at least a 67% of the then outstanding shares of Series C Preferred, Series D Preferred and Series D-1 Preferred (voting together as a single class on an as-converted basis):

(i) authorize or pay any dividends with respect to shares of our common stock or Series A Preferred;

(ii) consummate a merger or consolidation involving a change of control, sell all or substantially all of the Company’s assets, liquidate, dissolve or wind up the Company or take certain actions with respect to a bankruptcy of the Company;

(iii) incur indebtedness for borrowed money unless the Corporation would have, after giving effect to such incurrence, an EBITDA-to-interest ratio of at least 2:1;

(iv) any action that results in the repurchase or redemption by the Company of equity securities of the Company, except (a) to the extent permitted by the Stockholders Agreement, or (b) as approved by the Company’s Board of Directors, including the Oak Designee or Series D Designee; or

(v) any action that results in a material change to the Company’s principal business, except as approved by the Company’s Board of Directors including the consent of the Oak Designee or Series D Designee.

The Company is not required to obtain such written consent if, in connection with any of the foregoing, the holders of shares of Series C Preferred would receive proceeds in an amount equal to at least the Change of Control Liquidation Preference.

Voluntary Conversion.  The Series D Preferred and Series D-1 Preferred each have a “stated value” of $1,000 per share and, subject to the Conversion Restriction, are convertible at the option of the holder into such number of shares of common stock as equals the quotient of (a) such stated value plus all accrued but unpaid dividends, divided by (b) an initial conversion price of $0.07 per share; provided that, for a period of 18 months following the date of the Unit Purchase Agreement, if the Company issues shares of Common stock (or is deemed to issue shares of Common Stock) for a price per share less than $0.07, then the conversion price of the Series D Preferred and Series D-1 Preferred will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances).  The conversion price of the Series D Preferred and Series D-1 Preferred also is subject to adjustment for stock dividends, splits, combinations and similar events.

Mandatory Conversion.  Subject to the Conversion Restriction, all shares of Series D Preferred are mandatorily convertible into shares of our common stock if and when (a) our shares of common stock are listed on a national securities exchange and trade with a closing price of at least 200% of the optional conversion price then in effect for a period of 180 consecutive trading days on average trading volume of not less than 250,000 shares per day and (b) our common stock has an aggregate market value of at least $40,000,000 as of the last day of such 180-trading day period.  Additionally, subject to the Conversion Restriction, all shares of Series D-1 Preferred are mandatorily convertible into shares of our Series A Preferred (at an initial conversion price of $7.00 per share) if and when (a) our shares of common stock are listed on a national securities exchange and trade with a closing price of at least 200% of the optional conversion price then in effect for a period of 180 consecutive trading days on average trading volume of not less than 250,000 shares per day and (b) our common stock has an aggregate market value of at least $40,000,000 as of the last day of such 180-trading day period.

Common Stock Warrants and Series A Warrants

Common Stock Warrants Issued Pursuant to the Series D Financing.  As discussed above, each Unit sold in the Series D Financing included a Common Stock Warrant to purchase 1,428,571.43 shares of common stock.  Pursuant to the Series D Financing we issued Common Stock Warrants to purchase an aggregate of approximately 130,714,285 shares of our common stock.

Exercise Price of the Common Stock Warrants; Adjustments to Exercise Price.  The initial exercise price of the Common Stock Warrants is $0.07 per share; provided that, for a period of 18 months following their date of issuance, if the Company issues shares of common stock (or is deemed to issue shares of common stock) for a price per share less than $0.07, then the exercise price of the Common Stock Warrants will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances).  The exercise price of the Common Stock Warrants also is subject to adjustment for stock dividends, splits, combinations and similar events.

Exercise Period of the Common Stock Warrants.  The Common Stock Warrants are subject to the Exercise Restriction, which means they may not be exercised unless and until the Company amends its Certificate of Incorporation to increase its authorized shares of common stock to at least 1,000,000,000.  The Common Stock Warrants will be exercisable for a period of five years from and after such amendment.

Net Issue Election.  At the election of the holder, the exercise price for the Common Stock Warrants may be paid through a net issue election, in which the exercise price of the Common Stock Warrant is paid by reducing the number of shares issuable upon such exercise based on the extent to which the value of such shares of common stock exceed the exercise price.

Redemption Right.  If the Company consummates a change of control prior to the date on which our authorized shares of common stock are increased to at least 1,000,000,000 and the Exercise Restriction is removed, the holders of the Common Stock Warrants have the right to require the Company to redeem their Common Stock Warrants for a purchase price equal to the amount which the holder would have received in respect of the shares of common stock otherwise issuable on exercise thereof had they exercised prior to such change of control (minus the applicable exercise price of the Common Stock Warrants).

Series A Warrants Issued Pursuant to the Series D Financing.  As discussed above, each Series D-1 Unit sold in the Series D Financing included a Series A Warrant to purchase 14,285.714 shares of our Series A Preferred.  Pursuant to the Series D Financing we issued Series A Warrants to purchase an aggregate of approximately 178,571shares of our Series A Preferred.

Exercise Price of the Series A Warrants; Adjustments to Exercise Price.  The initial exercise price of the Series A Warrants is $7.00 per share; provided that, for a period of 18 months following their date of issuance, if the Company issues shares of common stock (or is deemed to issue shares of common stock) for a price per share less than $0.07, then the exercise price of the Series A Warrants will be reduced by a customary “weighted-average” antidilution formula (subject to certain exempted issuances).  The exercise price of the Series A Warrants also is subject to adjustment for stock dividends, splits, combinations and similar events.

Exercise Period of the Series A Warrants.  The Series A Warrants are exercisable for a period of five years.

Net Issue Election.  At the election of the holder, the exercise price for the Series A Warrants may be paid through a net issue election, in which the exercise price of the Series A Warrant is paid by reducing the number of shares issuable upon such exercise based on the extent to which the value of such shares exceed the exercise price.

Series D Stockholders Agreement.

In connection with and as a condition to the transactions contemplated by the Unit Purchase Agreement and the Exchange Agreement, on February 2, 2011, the Company, Oak, GFI, UBS, Bonds MX and Jones entered into a Series D Stockholders’ Agreement setting forth certain agreements among and between the Company and such stockholders (the “Stockholders Agreement”).

Pursuant to the Stockholders Agreement, in the event that Oak, GFI, UBS, Bonds MX or Jones (the “Series D Stockholders”) seeks to sell its shares of Series D Preferred or Series D-1 Preferred or warrants to purchase shares of Series D Preferred or Series D-1 Preferred, each other Series D Stockholder shall have the right to sell a pro rata portion of its similar securities along with the selling Series D Stockholder.  Alternatively, the Company, at its option, may redeem the applicable securities from the other Series D Stockholders and the selling Series D Stockholder would be permitted to sell his, her or its shares free of such obligation.  The foregoing obligations do not apply to transfers pursuant to Rule 144, transfers to certain permitted transferees, bona fide pledges and pledges outstanding as of the date of the Stockholders’ Agreement.  Such obligations also do not apply to sales of less than 10% of the securities held by the selling Series D Stockholder.

The Stockholders Agreement requires the Company to offer the Series D Stockholders the right to participate on a pro rata basis (based on its fully diluted shares of preferred stock relative to the total number of fully diluted shares of the Company) in future issuances of equity securities by the Company.

The foregoing right does not apply to issuance of equity securities (a) in connection with any acquisition of assets of another person, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such person or otherwise approved by the Company’s Board of Directors and the requisite holders of the Series D Preferred to the extent required under the Certificate of Designation of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock, (b) Exempted Securities (as such term is defined in the Certificate of Designation of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock), (c) in an underwritten public offering with gross proceeds of at least $50,000,000 and a market capitalization of at least $175,000,000, and (d) approved by holders of a majority of the shares of Series D Preferred.  The Company may elect to consummate the issuance of equity securities and subsequently provide the Series D Stockholders their right to participate.  The foregoing right to participate under the Stockholders Agreement shall terminate on such date as of which less than 25% of the shares of Series D Preferred remain outstanding.

Pursuant to the Stockholders Agreement, for so long as the Series D Stockholders collectively own at least 25% of the shares of Series D Preferred issued pursuant to the Unit Purchase Agreement or Exchange Agreement or 25% of the shares of Common Stock  issued upon the conversion thereof, (a) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Company’s Board of Directors and (b) each Series D Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated in writing collectively by the Series D Stockholders (the “Series D Designee”).  Subject to the following sentence, the consent of each of the Series D Stockholders holding at least 8% of the outstanding shares of Series D Preferred as of the date of the Stockholders Agreement shall be required in respect of the designation of the Series D Designee.  Notwithstanding the foregoing, for so long as Oak continues to own at least 25% of the shares of Series D Preferred acquired by it pursuant to the Unit Purchase Agreement or 25% of the Common Stock issued upon the conversion thereof, the Series D Designee shall be designated by Oak in its sole discretion.  Subject to applicable law and the rules and regulations of the Securities and Exchange Commission and any securities exchange or quotation system on which the Company’s securities are listed or quoted, the Series D Designee shall have a right to be a member of each principal committee of the Board of Directors.

Pursuant to the Stockholders Agreement, for so long as Oak continues to own at least 25% of the shares of Series D Preferred Stock acquired by it pursuant to the Unit Purchase Agreement or 25% of the Common Stock issued upon the conversion thereof, (a) the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Company’s Board of Directors and (b) each Series D Stockholder is required to vote all shares of voting capital stock of the Company owned by it, so as to elect, and not to vote to remove, one person designated by Oak (the “Oak Designee”), which Oak Designee shall, for the avoidance of doubt, be in addition to Oak’s rights in respect of the Series D Designee.

So long as any Series D Stockholder holding at least 8% of the outstanding shares of Series D Preferred or Series D-1 Preferred as of the date of the Stockholders Agreement owns at least 25% of the shares of Series D Preferred Stock or Series D-1 Preferred Stock, respectively, acquired by it pursuant to the Unit Purchase Agreement or Exchange Agreement, such Series D Stockholder shall have the right to appoint one non-voting representative to attend each meeting of the Board of Directors and each committee thereof (an “Investor Observer”).  Each Investor Observer will be entitled to receive copies of all notices, minutes, consents and other materials and information that the Company provides to the Board; provided that (x) the Investor Observer shall execute a confidentiality agreement in a form reasonably acceptable to the Company and the investor designating such Investor Observer, and (y) the Company may require such Investor Observer to be recused from any meeting and may redact such materials on advice of counsel in connection with matters involving the attorney-client privilege or conflicts of interest.

Additionally, if, after the date of the Stockholders Agreement, any person acquires shares of Series A Preferred, Series D Preferred or Series D-1 Preferred, the Company shall use its reasonable best efforts to have such stockholder become a party to the Stockholders Agreement.  Additionally, the Company is prohibited from issuing any shares of Series D Preferred or Series D-1 Preferred without the prior consent of the Series D Stockholders (other than as permitted by the Unit Purchase Agreement) and unless such purchaser becomes a party to the Stockholders Agreement.

Amended and Restated Registration Rights Agreement.

In connection with and as a condition to the transactions contemplated by the Unit Purchase Agreement and the Exchange Agreement, on February 2, 2011, the Company entered into an Amended and Restated Registration Rights Agreement with Oak, GFI, UBS, Bonds MX and Jones (the “Amended and Restated Registration Rights Agreement”).  The Amended and Restated Registration Rights Agreement requires the Company to file a registration statement with Securities and Exchange Commission covering the resale of all of the shares of Common Stock issuable upon conversion of the shares of Series D Preferred and Series D-1 Preferred and the exercise of the Common Stock Warrants sold to Oak, GFI, UBS (with respect to Common Stock issuable upon conversion of shares of Series D-1 Preferred only), Bonds MX and Jones.  The Company is required to file such registration statement not later than August 7, 2011.  The Amended and Restated Registration Rights Agreement amended, restated and replaced the Registration Rights Agreement, dated as of October 19, 2010, by and among the Company, UBS Americas, Bonds MX and Jones.

The Amended and Restated Registration Rights Agreement also provides Oak, GFI, UBS, Bonds MX and Jones “piggy back” registration rights with respect to certain registration statements filed by the Company for its own sale of shares of Common Stock or resales of shares of Common Stock by other stockholders, and also contains other customary undertakings and restrictions with respect to the Company.

The Company’s Acquisition of the Assets from Beacon Capital Strategies, Inc.

On February 2, 2011, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, Bonds MBS, Inc., an indirect wholly-owned subsidiary of the Company (“Bonds MBS”), and Beacon Capital Strategies, Inc. (“Beacon”).  Oak is a significant stockholder of Beacon.  Our entry into the Asset Purchase Ageeement was a condition to the closing of the investments under the Unit Purchase Agreement.

Pursuant to the Asset Purchase Agreement, among other things, on February 2, 2011, the Company (through Bonds MBS) purchased intellectual property and other intangible assets from Beacon.  Beacon previously was engaged in the development and offering of an electronic trading platform for trades in fixed income securities.  As consideration for the purchase of assets from Beacon pursuant to the Asset Purchase Agreement, the Company, among other things, (a) issued to Beacon 10,000 shares of Series C Preferred, and (b) assumed certain limited liabilities of Beacon.  Subject to the same Conversion Restriction as the shares of Series D Preferred and Series D-1 Preferred, the shares of Series C Preferred issued to Beacon are convertible into shares of the Company’s Common Stock and carry a preference (junior to the Series D Preferred and Series D-1 Preferred and on par with the liquidation preference of the Series A Preferred) upon any liquidation, dissolution of winding up of the Company (including certain changes of control which are deemed to be a liquidation).  The number of shares of Common Stock for which the Series C Preferred may be converted is contingent, and will be determined based on the future performance of  the business we plan to operate using the asset acquired from Beacon and our existing assets or other assets we acquire (the “Beacon Business”) (as described in more detail below), with the number of such shares ranging from zero shares to a maximum of 100,000,000 shares (subject to increase in the event the conversion price of the Series C Preferred is reduced pursuant to the antidilution provisions thereof).  The amount of the liquidation preference of the Series C Preferred also is contingent, and will be determined based on the future performance of the Beacon Business, but in no event will such liquidation preference be less than $4,000,000.

Additionally, the Asset Purchase Agreement contains representations and warranties and covenants of both Beacon in favor of the Company and the Company in favor of Beacon.  The covenants set forth in the Asset Purchase Agreement include, without limitation, the following:

●
Beacon is prohibited, during the period beginning on the date of the Asset Purchase Agreement and ending on the fifth (5th) anniversary thereof, from directly or indirectly: (a) owning, managing, controlling, participating in, consulting with, rendering services for, or in any other manner engaging in any business that engages in the electronic trading of fixed income securities or otherwise competes with any business activities of the Company or its affiliates; (b) soliciting any person to whom Beacon either sold, provided or solicited to sell or provide any service or product, in each case, for the purpose of selling, providing or soliciting to sell or provide any service or product the same as that sold or provided by the Beacon Business; (c) diverting, recommending, referring or suggesting any customer or prospective customer of services or products provided or sold by the Beacon Business to any person other than the Company; (d) soliciting any Beacon employee hired by the Company to terminate such employment; or (e) knowingly or intentionally damaging or destroying the goodwill of the Company or the Beacon Business with vendors, suppliers, employees, patrons, customers, prospective customers and any others who may at any time have or have had business relations with the Company or the Beacon Business.

●
Beacon is required to indemnify, defend and hold the Company and its affiliates harmless from, against and in respect of any and all damages incurred by any the Company arising out of or as a result of: (a) any inaccuracy or misrepresentation in or breach of any representation or warranty made by Beacon in the Asset Purchase Agreement; (b) any breach of any covenant or agreement made by Beacon in the Asset Purchase Agreement; (iii) any liability of Beacon not assumed by the Company pursuant to the Asset Purchase Agreement; and (d) all fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.  Beacon’s indemnification obligations are subject to significant limitations, including that the Company’s sole recourse with respect to such indemnification is to require Beacon to forfeit up to 2,000 shares of Series C Preferred with respect to most indemnification matters and up to an additional 1,000 shares of Series C Preferred (for a total of 3,000 shares of Series C Preferred) with respect to certain intellectual property-related indemnification matters.  Additionally, the Company may not bring any claim for indemnification with respect to breaches of representations or warranties after February 2, 2013.

●
The Company is required to indemnify, defend and hold Beacon and its affiliates harmless from, against and in respect of any and all damages incurred by any of them arising out of or as a result of (a) any inaccuracy or misrepresentation in or breach of any representation or warranty made by the Company in the Asset Purchase Agreement; (b) any breach of any covenant or agreement made by either the Company in the Asset Purchase Agreement; and (c) all fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.  The Company’s indemnification obligations are subject to certain limitations, including that Beacon may not bring any claim for indemnification with respect to breaches of representations or warranties after February 2, 2013.

In connection with the acquisition of assets from Beacon, the Company, Bonds MBS and Beacon entered into an Agreement With Respect to Conversion, dated as of February 2, 2011 (the “Determination Agreement”).  The Determination Agreement, among other things, sets forth the provisions and procedures for determining the contingent number of shares of Common Stock issuable upon conversion of the Series C Preferred and the contingent liquidation preference of the shares of Series C Preferred.  Such contingent number of shares and contingent liquidation preference will be determined based on the gross revenue of the Beacon Business during a trailing eighteen-month period measured from a date (the “Determination Date”) to occur during the 30-month period following the date of the Asset Purchase Agreement.  The Determination Date shall be a date determined by Beacon by notice to the Company during such 30-month period; provided that the Determination Date may be triggered by certain events and will in no event be after the last day of such 30-month period.  In the event gross revenues of the Beacon Business for such trailing 18-month period as of the Determination Date equal or exceed $3,333,333, then the shares of Series C Preferred shall be convertible into the maximum number of contingent conversion shares and shall carry the maximum liquidation preference.  To the extent gross revenues of the Beacon Business for such trailing 18-month period as of the Determination Date are less than $3,333,333, then the number of conversion shares and the amount of the contingent liquidation preference will be reduced.

Additionally, pursuant to the Determination Agreement, the Company is required to use commercially reasonable efforts to support the operations of the Beacon Business and to maximize the gross revenue of the Beacon Business and the number of contingent conversion shares and the amount of the contingent liquidation preference.  This support requirement includes the requirement to provide working capital to the Beacon Business until the Determination Date of up to $2,000,000, with such working capital expenditures to be consistent with a budget agreed to among the parties, which amount the Company is required to set aside and which may be applied consistent with such budget by the management of the Beacon Business (subject to the discretion of the Strategy Committee discussed below).  The Company is also required to continue to fund the Beacon Business’ operations in excess of $2,000,000 if and when it is cash-flow positive.  Any changes in the Company’s or its affiliates budgets that negatively impact the Company’s ability to fund the foregoing $2,000,000 commitment shall require the approval of a “Strategy Committee,” which shall be comprised of the Company’s Chief Executive Officer and a person designated by Oak.

The Determination Agreement further provides that if the Company materially breaches any of its support obligations, then the number of conversion shares and liquidation preference to which the shares of Series C Preferred are entitled shall be the maximum amounts thereof.

Additional Closing Pursuant to Series D Financing

On March 7, 2011, the Company sold an additional 4 Units to two accredited investors for an aggregate purchase price of $400,000.  Each of these accredited investors became parties to the Stockholders Agreement and the Amended and Restated Registration Rights Agreement.

Use of Proceeds from the Series D Financing

The cash proceeds to the Company from the Series D Financing were $6,900,000.  $239,000 of such amount was used to repay outstanding indebtedness and related interest to John J. Barry, III pursuant to the Amendment and Release dated October 19, 2010, $925,000 of such amount was paid in satisfaction of the Company’s obligations to John J. Barry, IV pursuant to the Amendment and Release dated October 19, 2010, approximately $272,000 of such amount was paid as fees and expenses of the Series D Financing, and the balance of which we anticipate using for general working capital purposes.  The Amendments and Releases dated October 19, 2010 with John J. Barry, III and John J. Barry, IV are described in more detail below under “EMPLOYMENT AGREEMENTS AND

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL – Severance and Separation Arrangements with John J. Barry, IV, Christopher Loughlin and Joseph Nikolson.”

The Conversion Restriction and Exercise Restriction

As of the Record Date, our Certificate of Incorporation authorizes us to issue 300,000,000 shares of common stock, which amount is less than the aggregate number of shares of common stock we have outstanding plus the number of shares of common stock that would be issuable upon exercise or conversion of all outstanding options, warrants, rights and shares of preferred stock.  Accordingly, the Series C Preferred, Series D Preferred, Series D-1 Preferred and Common Stock Warrants issued pursuant to the Series D Financing are subject to the Conversion Restriction (which prohibits the conversion of the shares of Series C Preferred, Series D Preferred and Series D-1 Preferred until our authorized shares of common stock are increased to at least 1,000,000,000) and the Exercise Restriction (which prohibits the exercise of the Common Stock Warrants until our authorized shares of common stock are increase to at least 1,000,000,000).

Notwithstanding the Conversion Restriction and Exercise Restriction, the issuance of the shares of Series C Preferred, Series D Preferred, Series D-1 Preferred and the Common Stock Warrants in the Series D Financing has been consummated, all of such securities are validly issued and outstanding shares, the Company has received the consideration required to be delivered for such securities and such securities are entitled to all rights and privileges thereof other than exercise or conversion.  The failure of our authorized shares of common stock to be increased to at least 1,000,000,000 will not have any impact on such matters.  Additionally, the terms of the Series C Preferred, Series D Preferred and Series D-1 Preferred have been structured such that holders of those securities would be entitled to the same proceeds upon any liquidation, dissolution, winding-up or sale of the Company as if the Conversion Restriction did not apply, and the Common Stock Warrants have been structured so that holders of such securities would be entitled to the same proceeds upon any sale of the Company as if the Exercise Restriction did not apply.

Obligations and Voting Agreements Regarding the Authorized Share Increase

The Unit Purchase Agreement, Exchange Agreement and Stockholders Agreement entered into by the Company in connection with the Series D Financing contained covenants and obligations requiring the Company to take necessary steps to amend its Certificate of Incorporation to increase its authorized shares of common stock to at least 1,000,000,000 and requiring certain parties to vote in favor of such increase.

The Unit Purchase Agreement and Exchange Agreement each include covenants by the Company in favor of Oak, GFI, UBS, Bonds MX and Jones that as promptly as possible, but in no event later than the date 180 days after the date of the Unit Purchase Agreement, the Company will undertake any and all actions necessary to authorize, approve and effect the increase of its authorized common stock from 300,000,000 shares to 1,000,000,000 shares (the “Authorized Share Increase”), including, without limitation, (a) establishing a record date for, duly calling, giving notice of, convening and holding a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of obtaining the necessary stockholder approval for the Authorized Share Increase, (b) preparing and filing with the Securities and Exchange Commission a proxy statement on Schedule 14A under the 1934 Act regarding the Authorized Share Increase and the Company Stockholders Meeting, and mailing (or otherwise making available in accordance with the 1934 Act and the Delaware General Corporation Law) a copy thereof to each of the Company’s stockholders, and (c) filing an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting such Authorized Share Increase.   The terms of the Series D Preferred and Series D-1 Preferred issued pursuant to the Series D Financing include provisions providing that if the Company fails to cause the Authorized Share Increase to become effective in accordance with the foregoing obligations, the accruing dividend on the Series D Preferred and Series D-1 Preferred will be increased to 12% per annum (from 8% per annum) until the Authorized Share Increase is accomplished.

 Additionally, pursuant to the Unit Purchase Agreement, GFI and Oak agreed to: (a) appear (in person or by proxy) at any annual or special meeting of the stockholders of the Company at which the Authorized Share Increase will or may be considered, in each case, for the purpose of obtaining a quorum and (b) vote (in person or by proxy), or execute a written consent or consents if stockholders of the Company are requested to vote their shares by written consent, all of such stockholder’s voting shares of the Company’s capital stock: (i) in favor of the Authorized Share Increase; (ii) against: (x) any and all proposals contrary to the Authorized Share Increase; and (y) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach or failure by the Company to perform its obligations under with respect thereto; and (c) otherwise in support of the Authorized Share Increase and of the Company’s performance of its obligations with respect thereto.

Simultaneously with the execution of the Unit Purchase Agreement, GFI and Oak entered into a Voting Agreement with Fund Holdings LLC, Bonds MX, LLC, Robert Jones, Edwin L. Knetzger, III (a member and Co-Chairman of the Company’s Board of Directors) and Laidlaw Venture Partners III, LLC pursuant to which Fund Holdings LLC, Bonds MX, LLC, Robert Jones, Edwin L. Knetzger, III and Laidlaw Venture Partners III, LLC agreed to take certain actions in support of the Authorized Share Increase, including voting all of their shares of the Company’s voting capital stock in favor of the Authorized Share Increase.

Purposes of the Amendment of Our Certificate of Incorporation to Increase our Authorized Shares of Common Stock

The principal purposes of this proposal are to (a) allow the Company to satisfy contractual covenants made to the investors in our Series D Financing and thereby avoid the accruing dividend on our shares of Series D Preferred and Series D-1 Preferred from increasing to 12% per annum from 8% per annum (which would be the result if this proposal is not approved), and (b) authorize additional shares of common stock that may be used for general corporate purposes in the future, including for issuance to employees as equity incentive awards, to directors for their services on our Board of Directors and in connection with any financing transaction we consummate to satisfy our ongoing need to raise capital.  Other potential corporate uses of additional shares of common stock might include the acquisition of another company or its assets and establishing strategic relationships with corporate partners.  The availability of additional shares of common stock is particularly important in the event that the Company needs to raise additional capital on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock.  If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, unless stockholder approval is otherwise required by law or the rules of any stock exchange on which the Company’s common stock is traded.

Effects of the Amendment of Our Certificate of Incorporation to Increase our Authorized Shares of Common Stock

The shares of Series C Preferred, Series D Preferred, Series D-1 Preferred, Common Stock Warrants and Series A Warrants related to our Series D Financing are already issued and outstanding.  Additionally, these securities contains provisions giving the holders thereof the right to receive the same amount of proceeds in connection with any liquidation, dissolution, winding up or change of control of the Company regardless of whether or not the increase in our authorized shares of common stock is approved and the Conversion Restriction and Exercise Restriction are thereby eliminated.

As a result of the foregoing, the principal effects of the increase in our authorized shares of common stock will be:

●
To prevent the accruing dividend on the Series D Preferred and Series D-1 Preferred from increasing to 12% from 8% and avoiding the resulting additional dilution to holders of our common stock and other shares of our preferred stock by allowing the Company to satisfy its contractual obligation to the holders of Series D Preferred and Series D-1 Preferred to cause the authorized share increase to be effective and the Conversion Restriction and Exercise Restriction to be removed.

●
The grant of equity incentive awards in the form of options to purchase an aggregate of approximately 64,483,120 shares of our common stock to certain of our executive officers and directors.  Each of these options will have an exercise price equal or greater than the grant date fair market value of our common stock, and certain of the options will be subject to vesting requirements.  These options are discussed in more detail below under “Interests of Our Officers and Directors in the Amendment of our Certificate of Incorporation to Increase Our Authorized Shares of Common Stock.”

●
Our Board or Directors will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the rules of any exchange on which the Company’s securities are traded.  To the extent additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and voting rights and, depending on the price at which they are issued, could be dilutive to the existing stockholders.  As noted elsewhere in this Proxy Statement and in our other filings with the United States Securities and Exchange Commission, we will need to raise additional capital to support our operations.  As a result, the Company is in ongoing discussions with various parties with respect to additional future financings and additional sales of securities pursuant to our Series D Financing.  Any such additional financing remains subject to significant conditions and uncertainty.

The increase in our authorized shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change of control of the Company without further action by the stockholders.  Shares of authorized and unissued common stock could, within the limits imposed by applicable law or stock exchange rules, be issued in one or more transactions which would make a change of control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Additionally, our Certificate of Incorporation contains provisions that could have the effect of delaying or preventing a change of control.  First, as noted above, the protective provisions of our Series C Preferred, Series D Preferred and Series D-1 Preferred prohibit us from consummating a change of control transaction, liquidation, dissolution or winding up without the consent of the holders of 67% of our Series C Preferred, Series D Preferred and Series D-1 Preferred (voting together as a single class on an as-converted basis) unless the proceeds from such transaction exceed a certain threshold.  Our Series C Preferred, Series D Preferred and Series D-1 Preferred are held by a very small number of stockholders and this consent requirement gives one or more of those stockholders the ability to block a change of control, liquidation, dissolution or winding up of the Company unless the proceeds from such transaction exceed a certain threshold.  Second, our Certificate of Incorporation authorizes the issuance of shares of preferred stock with such designations, rights and preferences as may be determined from time to time by its Board of Directors, without any further vote or action by the Company’s stockholders. The issuance of undesignated preferred stock with voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing a change in control.

Further, a large percentage of the shares of our common stock and preferred stock are held by a relatively small number of stockholders, which may also have the effect of delaying or preventing any change of control.  We do not have a classified Board of Directors and we have not adopted a shareholder rights plan or “poison pill” and have no plans at this time to do so.

While it may be deemed to have to have the effect of potentially delaying or preventing a change of control, the proposed amendment to increase our authorized shares of common stock is not prompted by any specific effort or takeover threat currently perceived by the Company or by any desire to institute anti-takeover protections.

The proposed amendment to our Certificate of Incorporation will not change the number of authorized shares of preferred stock.

Consequences if the Amendment of Our Certificate of Incorporation to Increase our Authorized Shares of Common Stock is Not Approved

As discussed above, the terms of our Series D Preferred and Series D-1 Preferred include an accruing dividend currently set at the rate of 8% per annum.  This dividend is required to be paid to the holders of Series D Preferred and Series D-1 Preferred prior to the payment of any dividend on shares of our common stock or any other preferred stock.  Additionally, on any liquidation, dissolution, winding up or change of control the holders of Series D Preferred and Series D-1 Preferred are entitled to receive preferential payments based, in part, on the amount of the accrued and unpaid dividends.

Pursuant to the terms of our Certificate of Incorporation, if the amendment to increase our authorized shares of common stock is not approved, the rate of the accruing dividends on the Series D Preferred and Series D-1 Preferred will increase to 12% from 8% until such time in the future, if ever, that an increase of our authorized shares of common stock to at least 1,000,000,000 is effective.  Accordingly, if the amendment to increase our authorized shares of common stock is not approved, the dilution to holders of our common stock and other shares of preferred stock from the Series D Preferred and Series D-1 Preferred will increase.  For example, if the increase in our authorized shares is not approved and the Company consummates a change of control in thirty-six months, the preferential payment required to the holders of Series D Preferred and Series D-1 Preferred would be increased by at least approximately $1,500,000 dollars or the then value of approximately 21,395,000 shares of common stock, depending on the circumstances of such transaction.

Additionally, the failure to approve the authorized share increase will significantly hinder and possibly prevent us from raising any additional capital.  As noted elsewhere in this Proxy Statement and in our other filings with the United States Securities and Exchange Commission, the Company has historically funded its operations through equity and debt financings and will need to continue to raise capital to support our operations.  If we are unable to raise additional capital, we may not be able to continue our operations.

Unaudited Actual and Pro Forma Equity Capitalization

The table below shows the equity capitalization of the Company as of December 31, 2010 on an actual and pro forma basis giving effect to the consummation of the Series D Financing as if the Series D Financing had been completed as of December 31, 2010.

Bonds.com Group, Inc.
Pro forma capitalization table
As of December 31, 2010
(Unaudited)		Adjustments for
		Recapitalization and
	Actual	Offering and
	As of December 31, 2010	Acquisition		Pro forma

Common and Preferred Shares Authorized:

Preferred Stock - not designated	524,000	(26,000)		498,000
Series A Preferred Stock	450,000			450,000
Series B Preferred Stock	20,000			20,000
Series B-1 Preferred Stock	6,000			6,000
Series C Convertible Preferred Stock		10,000		10,000
Series D Convertible Preferred Stock		14,500		14,500
Series D-1 Convertible Preferred Stock		1,500		1,500
Common stock	300,000,000	1,200,000,000	(1)	1,500,000,000

Common and Preferred Stock Outstanding:

Series A Preferred Stock	85,835			85,835
Series B Preferred Stock	20,000	(20,000)	(2)	-
Series B-1 Preferred Stock	6,000	(6,000)	(3)	-
Series C Convertible Preferred Stock		10,000	(4)	10,000
Series D Convertible Preferred Stock		9,150	(5)	9,150
Series D-1 Convertible Preferred Stock		1,250	(3)	1,250
Common stock issued and outstanding	103,694,139			103,694,139

Common Stock Outstanding Assuming Conversion and Exercise:(10)

Series B Convertible Preferred on an as-if-converted Basis	8,333,333	(8,333,333)	(2)	-
Series B-1 Convertible Preferred on an as-if-converted Basis	5,208,333	(5,208,333)	(3)	-
Series C Convertible Preferred on an as-if-converted Basis		100,000,000	(4)	100,000,000
Series D Convertible Preferred on an as-if-converted Basis		130,714,286	(5)	130,714,286
Series D-1 Convertible Preferred on an as-if converted Basis		17,857,143	(3)	17,857,143
Common stock issuable upon exercise of common stock warrants	9,375,008	121,339,278	(5)	130,714,286
Common stock outstanding	103,694,139			103,694,139
Stock options outstanding	17,888,538	101,300,000	(6)	119,188,538
Warrants outstanding	26,001,252	28,000,000	(7)	54,001,252
Convertible debentures	18,107,055	43,974,274	(8)	62,081,329
Contingent performance shares	21,835,991	(9,375,008)	(9)	12,460,983

(1) Amount represents the proposed increase to our authorized shares of common stock described in this Proxy Statement.
(2) To reflect the exchange of shares of Series B Convertible Preferred Stock and warrants for shares of Series D Convertible Preferred Stock and Common Stock Warrants.
(3) To reflect the exchange of Series B-1 Convertible Preferred Stock and warrants for Series D-1 Convertible Preferred Stock and Series A Warrants.
(4) To reflect the issuance of Series C Convertible Preferred Stock in connection with the acquisition of assets from Beach pursuant to the above described Asset Purchase Agreement, and represents the maximum number of shares of common stock issuable upon conversion thereof.
(5) To reflect both (a) the exchange of Series B Convertible Preferred Stock and warrants for Series D Convertible Preferred Stock and Common Stock Warrants and (b) the issuance of Series D Convertible Preferred Stock and Common Stock Warrants pursuant to the Series D Financing for cash consideration of $6,900,000.
(6) To reflect stock options to be awarded to officers in connection with the Series D Financing.
(7) To reflect the issuance of new warrants to purchase shares of common stock in exchange for services, which were issued simultaneously with the closing of the Series D Financing.  The warrants issued for services are described in more detail below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS – Additional Related Party Transactions.”
(8) To reflect the increased number of shares issuable upon conversion of outstanding convertible promissory notes resulting in a decrease in the exercise price thereof from $0.24 to $0.07 as a result of the Series D Financing.
(9) To reflect the cancellation of certain contingent performance shares in connection with the Series D Financing.
(10)  Does not reflect 85,835 shares of Series A Participating Preferred Stock outstanding or warrants to purchase 178,571 shares of Series A Participating Preferred Stock outstanding because the Company’s Series A Participating Preferred Stock is not convertible into common stock.  The Series A Participating Preferred Stock participates with holders of common stock in the distribution of any assets available for distribution to holders of common stock in connection with any liquidation, dissolution, winding up or change of control, with each share of Series A Participating Preferred being treated as if it was 100 shares of common stock.

Unaudited Pro Forma Financial Information

The following unaudited pro forma consolidated financial information for the fiscal year ended December 31, 2010 shows various adjustments and effects of the consummation of the Series D Financing consummated by the Company on February 2, 2011 and March 7, 2011, as if completed on December 31, 2010.

We have included the following unaudited pro forma consolidated financial data solely for the purpose of providing stockholders with information that may be useful for purposes of considering and evaluating the proposals set forth in this Proxy Statement.

The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto from our Annual Report on Form 10−K for the fiscal year ended December 31, 2010 incorporated by reference into this Proxy Statement.  In addition, the following data should be read with the understanding that the April 29, 2011 audit report of Daszkal Bolton LLP, our independent registered public accounting firm, on the financial statements included within our Annual Report on Form 10−K states that the Company’s sustained recurring losses and negative cash flows raise substantial doubt about our ability to continue as a going concern. Important assumptions to the unaudited pro forma consolidated financial information are set forth in the footnotes following each table.

Bonds.com Group, Inc.
Pro forma balance sheet
December 31, 2010
(Unaudited)

	Bonds.com	Beacon	Adjustments for		Adjustments for
	December 31, 2010	December 31, 2010	Acquisition of		Recapitalization and
	Actual	Actual	Beacon (1)	Pro forma	Offering	Pro forma
Assets

Currents assets
Cash and cash equivalents	$548,030	$28,255	$(28,255)	$548,030	$6,900,000 (2)	$7,448,030
Investment securities	2,527			2,527		2,527
Accrued interest receivable				-		-
Deposits with clearing organizations	373,128	146,340	(146,340)	373,128		373,128
Prepaid expenses and other assets	92,006			92,006		92,006
Total current assets	1,015,691	174,595	(174,595)	1,015,691	6,900,000	7,915,691

Property and equipment, net	83,167	48,817	(48,817)	83,167		83,167
Intangible assets, net	939,759			939,759		939,759
Other assets	66,983	15,093	(15,093)	66,983		66,983
Identifiable intangible assets			965,000	965,000		965,000
Goodwill			535,000	535,000		535,000
Deferred tax asset	172,614			172,614		172,614
Total assets	$2,278,214	$238,505	$1,261,495	$3,778,214	$6,900,000	$10,678,214

Liabilities and Stockholders Deficit

Current liabilities
Accounts payable and accrued expenses	$4,867,861	$32,249	$(32,249)	$4,867,861		$4,867,861
Due to related party		35,000	(35,000)	-
Notes payable, other
Notes payable, other, net of debt discount	82,000			82,000		82,000
Convertible notes payable, related parties
Convertible notes payable, other, net	24,243			24,243		24,243
of debt discounts
Liability under derivative financial instruments	464,844			464,844		464,844
Total current liabilities	5,438,948	67,249	(67,249)	5,438,948		5,438,948

Long-term liabilities
Notes payable, related party	300,000			300,000		300,000
Convertible notes payable, related parties,
net of debt discount	2,390,636			2,390,636		2,390,636
Convertible notes payable, other, net of debt discount	1,227,486			1,227,486		1,227,486
Deferred rent	41,506			41,506		41,506
Total liabilities	9,398,576	67,249	(67,249)	9,398,576		9,398,576

Stockholders' Deficit
Preferred stock Series		5,217	(5,217)	-	-	-
Preferred stock Series A	5			5		5
Preferred stock Series B	2			2	(2)	-
Preferred stock Series B-1	1			1	(1)	-
Preferred stock Series C			1	1	(1)	-
Preferred stock Series D					-	-
Preferred stock Series D-1					-	-
Common stock	10,369	13,324	(13,324)	10,369	23,071 (3)	33,440
Additional paid in capital	21,464,512	18,299,979	(16,799,980)	22,964,511	6,876,933	29,841,444
Accumulated deficit	(28,595,251)	(18,147,264)	18,147,264	(28,595,251)	-	(28,595,251)
Total stockholders' deficit	(7,120,362)	171,256	1,328,744	(5,620,362)	6,900,000	1,279,638
Total liabilities and stockholders' deficit	$2,278,214	$238,505	$1,261,495	$3,778,214	$6,900,000	$10,678,214

(1) The Company issued 10,000 shares of Series C Convertible Preferred Stock and received certain intangible assets preliminarily valued at $1,500,000, which is included in additional paid in capital.  This valuation is preliminary and subject to change.
(2) To reflect the exchange of Series B Convertible Preferred Stock and warrants and Series B-1 Convertible Preferred Stock and warrants and issuance of Series D Convertible Preferred Stock and Common Stock Warrants and Series D-1Convertible Preferred Stock and Series A Warrants, respectively, and the issuance of shares of Series D Convertible Preferred Stock and Common Stock Warrants for cash consideration of $6,900,000.
(3) The pro forma shares issued as a result of the offering assumes that the shares of Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock were converted into 230,714,280 shares of common stock.

Bonds.com Group, Inc.
Pro forma statement of operations
For the year ended December 31, 2010
(Unaudited)

	Bonds.com	Beacon				Adjustments for
	December 31, 2010	December 31, 2010	Adjustments for			Recapitalization and
	Actual	Actual	Acquisition		Pro Forma	Offering	Pro forma

Revenue	$2,711,512	$8,728	$		$2,720,240		$2,720,240
Cost of sales	412,346				412,346		412,346
Gross Margin	2,299,166	8,728	-		2,307,894	-	2,307,894

Operating expenses
Payroll and related costs	4,301,568	1,513,147			5,814,715		5,814,715
Share based compensation	746,170	-			746,170		746,170
Technology and communications	2,617,242	83,472			2,700,714		2,700,714
Rent and occupancy	669,326	132,000			801,326		801,326
Professional fees	1,524,260	247,756			1,772,016		1,772,016
Marketing and advertising	350,379	136,752			487,131		487,131
Other operating expenses	392,855	129,080			521,935		521,935
Depreciation	87,989	32,560			120,549		120,549
Amortization	104,616	4,697	193,000	(1)	302,313		302,313
Total operating expenses	10,794,405	2,279,464	193,000		13,266,869	-	13,266,869

Loss from operations	(8,495,239)	(2,270,736)	(193,000)		(10,958,975)	-	(10,958,975)

Other income (expense)
Interest income		6,378			6,378		6,378
Interest expense	(1,010,107)	(74)			(1,010,181)		(1,010,181)
Financing Costs - Exchange Offer	(1,897,069)				(1,897,069)		(1,897,069)
Realized gain on settled derivatives - exchange offer	2,803,914				2,803,914		2,803,914
Unrealized gain on derivative financial	2,265,215				2,265,215		2,265,215
Other expense	(4,291,237)				(4,291,237)		(4,291,237)
Total other (expense) income	(2,129,284)	6,304	-		(2,122,980)	-	(2,122,980)

Loss before income tax expense	(10,624,523)	(2,264,432)	(193,000)		(13,081,955)	-	(13,081,955)

Income tax expense	1,890,223	-	-		1,890,223		1,890,223
Net (loss) applicable to common stockholders	$(12,514,746)	$(2,264,432)	$(193,000)		$(14,972,178)	-	$(14,972,178)

Net (loss) per common share - basic and diluted					$(0.18)		$(0.18)
Weighted average number of shares of common	84,173,316				84,173,316		84,173,316 (2)

(1) Adjustment to record the additional amortization expense relating to the identifiable intangible assets.
(2) Excludes the impact of the conversion of Series C, Series D and Series D-1 Convertible Preferred Stock (361,428,560 shares), as its inclusion would be anti-dilutive.

Interests of Our Officers and Directors in the Amendment of our Certificate of Incorporation to Increase Our Authorized Shares of Common Stock

Stock Option Awards

As discussed below under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL,” we are parties to employment agreements with each of Michael O. Sanderson, Jeffrey M. Chertoff and John M. Ryan pursuant to which, among other things, we have agreed to grant each of Messrs. Sanderson, Chertoff and Ryan equity incentive awards in the form of options to purchase shares of our common stock upon the increase of our authorized shares of  common stock to at least 1,000,000,000.  We originally negotiated with such employees to grant them such options simultaneously with the execution of their respective Employment Agreements on February 2, 2011.  However, the grant of such option awards on February 2, 2011 had the potential to prevent or delay our Series D Financing due to the number of our authorized shares of common stock.  Accordingly, Messrs. Sanderson, Chertoff and Ryan agreed not to receive their option awards until such time, if ever, as our authorized shares of common stock are increase to at least 1,000,000,000.  By doing so, such employees put their negotiated compensation at risk in order to assist the Company in consummating its Series D Financing.  If the amendment of our Certificate of Incorporation to increase our authorized shares of common stock from 300,000,000 to 1,500,000,000 is approved, we anticipate the Company will promptly file the Certificate of Amendment and would therefore become obligated to issue these options to Messrs. Sanderson, Chertoff and Ryan.  These option awards are summarized in more detail below.

Sanderson Option Award – Upon the effectiveness, if any, of the increase in our authorized shares of common stock from 300,000,000 to 1,500,000,000, the Company will grant Mr. Sanderson an option to purchase shares of the Company’s Common Stock equal to 5% of the Company’s issued and outstanding shares of common stock on the date of grant (calculated assuming the exercise and conversion of warrants and other securities exercisable or convertible for shares of common stock, including options granted to current and former directors, executives and employees but excluding contingently issuable performance shares).  The exercise price for 50% of the option shares will be equal to the fair market value per share of our common stock as determined in accordance with the Company’s 2011 Equity Plan as of the grant date (the “Sanderson Ordinary Priced Option Shares”), and the exercise price for the other 50% of the option shares will be at a 50% premium to such price (the “Sanderson Premium Priced Option Shares”).  Fifty percent of the Sanderson Ordinary Priced Option Shares shall be fully vested and exercisable on the date of grant.  The balance of the Sanderson Ordinary Priced Option Shares and all of the Sanderson Premium Priced Option Shares shall vest quarterly in equal amounts over a subsequent period of four years from the date of grant; provided that the balance of the Sanderson Ordinary Priced Options Shares shall vest first before there is any vesting of the Sanderson Premium Priced Option Shares.  The maximum term of the option will be seven years.  The options would become fully vested and exercisable upon a change in control if they are not assumed as part of the change in control.

Chertoff Option Award – Upon the effectiveness, if any, of the increase in our authorized shares of common stock from 300,000,000 to 1,500,000,000, the Company will grant Mr. Chertoff an option to purchase 8,000,000 shares of the Company’s common stock.  The exercise price for 50% of the option shares will be equal to the fair market value per share of common stock as determined in accordance with the 2011 Equity Plan as of the grant date (the “Chertoff Ordinary Priced Option Shares”), and the exercise price for the other 50% of the option shares will be at a 50% premium to such price (the “Chertoff Premium Priced Option Shares”).  Fifty percent of the Chertoff Ordinary Priced Option Shares shall be fully vested and exercisable on the date of grant.  The balance of the Chertoff Ordinary Priced Option Shares and all of the Chertoff Premium Priced Option Shares shall vest quarterly in equal amounts over a subsequent period of four years from the date of grant; provided that the balance of the Chertoff Ordinary Priced Options Shares shall vest first before there is any vesting of the Chertoff Premium Priced Option Shares.  The maximum term of the options will be seven years.  The options would become fully vested and exercisable upon a change in control if they are not assumed as part of the change in control.

Ryan Option Award – Upon the effectiveness, if any, of the increase in our authorized shares of common stock from 300,000,000 to 1,500,000,000, the Company will grant Mr. Ryan an option to purchase 8,000,000 shares of the Company’s common stock.  The exercise price for 50% of the option shares will be equal to the fair market value per share of common stock as determined in accordance with the 2011 Equity Plan as of the grant date (the “Ryan Ordinary Priced Option Shares”), and the exercise price for the other 50% of the option shares will be at a 50% premium to such price (the “Ryan Premium Priced Option Shares”).  Fifty percent of the Ryan Ordinary Priced Option Shares shall be fully vested and exercisable on the date of grant.  The balance of the Ryan Ordinary Priced Option Shares and all of the Ryan Premium Priced Option Shares shall vest quarterly in equal amounts over a subsequent period of four years from the date of grant; provided that the balance of the Ryan Ordinary Priced Options Shares shall vest first before there is any vesting of the Ryan Premium Priced Option Shares.  The maximum term of the options will be seven years.  The options would become fully vested and exercisable upon a change in control if they are not assumed as part of the change in control.

The foregoing stock option awards are summarized on the following table:

POTENTIAL STOCK OPTION AWARDS TO OFICERS AND DIRECTORS (1)(2)

Name and Position	Number of Shares Underlying Stock Option
Michael O. Sanderson (3)	37,150,000
Jeffrey M. Chertoff	8,000,000
John M. Ryan	8,000,000
Patricia Kemp	5,666,560
H. Eugene Lockhart	5,666,560
Executive Group (4)	53,150,000
Non-Executive Director Group (5)	11,333,120
Non-Executive Officer Employee Group	-
___________________________
(1)
As noted above, each of the stock option awards set forth in this table have not been issued and the Company’s obligation to issue such awards is contingent upon the Company’s Certificate of Incorporation being amended to increase our authorized shares of common stock to at least 1,000,000,000.

(2)	The dollar value of such options is not determinable at this time. Among other reasons, these options have not been issued and their exercise prices have not been determined.
(3)
The shares issuable upon exercise of the stock option to be granted to Mr. Sanderson if the proposal to increase our authorized shares of common stock is approved represent the amount currently anticipated to be issued and are subject to change based on any changes to our fully diluted shares of common stock after the date of this Proxy Statement.

(4)	Comprised of potential stock option awards to Michael O. Sanderson, Jeffrey M. Chertoff and John M. Ryan.
(5)	Comprised of potential stock option awards to Patricia Kemp and H. Eugene Lockhart.

Market Value of the Shares of Common Stock Underlying Contemplated Stock Options

Our common stock is quoted on the OTC Bulletin Board under the symbol “BDCG.OB.” The market for our common stock is limited and subject to volatility. There is no certainty that our common stock will continue to be quoted on the OTC Bulletin Board or that any liquidity exists for our shareholders.  It is anticipated that the market price of our common stock will be subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.  On May 6, 2011, the closing price of our common stock as reported by the OTC Bulletin Board was $0.15 per share.

Federal Income Tax Consequences of Contemplated Stock Options

The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation that may be important to individual participants. Moreover, this summary does not address specific state, local or foreign tax consequences or estate or gift tax considerations. This summary assumes that shares of common stock acquired pursuant to the stock options described above will be held as a “capital asset” (generally, property held for investment) under the Code and also assumes, as described above, that the exercise price of the options will be equal to or greater than the fair market value of our shares of commons stock on the date of grant.  Finally, this discussion is limited solely to the foregoing stock options.

The recipients will generally not be subject to Federal income taxation upon the grant of the stock options described above.  Rather, at the time of exercise of the stock option, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased (measured at the time of exercise) over the option exercise price. The Company will generally be entitled to a tax deduction in the same amount that the participant recognizes ordinary income.

The gain or loss recognized by a participant on a disposition of common stock acquired pursuant to the stock options will be short-term or long-term capital gain, depending on the participant’s holding period in the stock.

Code Section 162(m) generally provides that publicly held companies may not deduct compensation paid to certain top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Code Section 162(m) apply with respect to “performance-based compensation.” The above-described options are intended to constitute qualified performance-based compensation eligible for such exceptions.

Employee stock options generally are exempt from the requirements of Code Section 409A if they are granted with an exercise price equal to the fair market value of a share of common stock on the date of grant and contain no other deferral features. The foregoing options are intended to comply with this exemption.

Additional Interests

Additionally, our Board of Directors has adopted resolutions pursuant to which the Company agreed to issue to Patricia Kemp and H. Eugene Lockhart, each directors of the Company, options to purchase shares of the Company’s common stock upon the effectiveness of the increase of our authorized shares of common stock from 300,000,000 to at least 1,000,000,000.  Each option will provide the holder with the right to purchase 5,666,560 shares of our Common Stock at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.  The options will be fully vested on the date of grant.

Edwin L. Knetzger, III, a member and Co-Chairman of our Board of Directors, is a member and has a significant equity interest in Bonds MX, LLC, which is a holder of shares of Series D Preferred and Common Stock Warrants.

Effectiveness of the Amendment to Our Certificate of Incorporation to Increase Our Authorized Shares of Common Stock

If Proposal No. 2 is approved, the amendment of our Certificate of Incorporation will become effective upon filing the Certificate of Amendment (a copy of which is attached to this Proxy Statement as Appendix A) with the Secretary of State of Delaware, which we intend to do promptly after the Annual Meeting.  Our Board of Directors reserves the right, notwithstanding stockholder approval of Proposal No. 2 and without further action by our stockholders, to elect not to proceed with filing the Certificate of Amendment if, at any time prior to filing thereof, our Board of Directors, in its sole discretion, determines that it is no longer advisable or in the best interest of the Company.  The Certificate of Amendment is subject to revision for such changes as may be required by the Delaware Secretary of State and other changes consistent with this proposal that we may deem necessary or appropriate.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF THE ANNUAL MEETING

Proposal

If at the Annual Meeting, the number of shares of the Company’s common stock, Series C Preferred and Series D Preferred present or represented and voting in favor of Proposal No. 1 or Proposal No. 2 is insufficient to approve either of the proposals, the Company’s management may move to adjourn, postpone or continue the Annual Meeting in order to enable its Board of Directors to continue to solicit additional proxies in favor of Proposal No. 1 or Proposal No. 2.  In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not on any other proposals.  In this proposal, the Company is asking you to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of adjourning, postponing or continuing the Annual Meeting and any later adjournments. If the Company’s stockholders approve the adjournment, postponement or continuation proposal, the Company could adjourn, postpone or continue the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal No. 1 or Proposal No. 2, including the solicitation of proxies from stockholders that have previously voted against the proposals. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the other proposals have been received, the Company could adjourn, postpone or continue the Annual Meeting without a vote on the other proposals and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the proposals.

Vote Required and Recommendation of the Board of Directors

The adjournment, postponement or continuation proposal requires the affirmative “FOR” vote of a majority of the votes present in person or represented by proxy and entitled to vote on those proposals at the meeting. No proxy that is specifically marked “AGAINST” Proposals No. 1 or Proposal No. 2 will be voted in favor of the adjournment, postponement or continuation proposal, unless it is specifically marked “FOR” the discretionary authority to adjourn, postpone or continue the Annual Meeting to a later date.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (“10% owners”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of copies of the reports furnished to us and representations that no other reports were required to be filed during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% owners were met, except that (a) Fund Holdings, LLC did not timely file a Form 4 in October 2010 resulting from its exchange of certain purchase rights for shares of our Common Stock pursuant to the Company’s publicly disclosed exchange offer pursuant to a Schedule TO and amendments thereto filed with the Securities and Exchange Commission (the “Exchange Offer”) but such form was subsequently filed, (b) Edwin L. Knetzger, III, did not timely file a Form 4 in October 2010 resulting from his exchange of certain purchase rights for shares of our Common Stock pursuant to the Exchange Offer but such form was subsequently filed, (c) Laidlaw Venture Partners III, LLC did not file a Form 4 in October 2010 resulting from its exchange of certain purchase rights for shares of our Common Stock pursuant to the Exchange Offer, (d) Black II Trust did not file a Form 3 and Form 4 in October 2010 resulting from its acquisition of a warrant to purchase shares of our Common Stock (which transaction was disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2010), and (e) Bonds MX, LLC did not file a Form 3 and Form 4 in October 2010 resulting from its acquisition of shares of our Series B Convertible Preferred Stock and a warrant to purchase shares of our Common Stock (which transaction was disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2010).

EXECUTIVE COMPENSATION

The following table sets forth, in summary form, the compensation for the fiscal years ended December 31, 2010 and December 31, 2009 of certain of our current and former executive officers as of the end of our most recently completed fiscal year, who constitute all of the Company’s “Named Executive Officers” for such fiscal years pursuant to Securities and Exchange Commission rules.

Bonds.com Group, Inc.
2010 and 2009 Summary Compensation Table

			Option	All Other		Total
Name and Principal		Salary	Awards	Compensation		Compensation
Position	Year	($)	($)	($)		($)
Michael O Sanderson	2010	$191,520	—	$104,869	(2)	$296,389
Chief Executive Officer (1)	2009	$0.00	—	$0		$0
George O’Krepkie	2010	$200,417	—	$19,662	(4)	$220,079
President(3)	2009	$0.00	—	$1,538	(4)	$1,538
Jeffrey Chertoff	2010	$131,459	—	$0		$131,459
Chief Financial Officer(5)	2009	$0	—	$0		$0
John Ryan	2010	$159,584	—	$0		$159,584
Chief Administrative Officer(6)	2009	$22,500	—	$0		$22,500
John J Barry, IV	2010	$60,514	$1,407,969	$368,613	(8)	$1,837,096
Former Chief Executive Officer(7)	2009	$220,500	$244,362	$47,078	(9)	$511,940
Christopher Loughlin	2010	$167,488	$528,423	$118,449	(11)	$814,360
Former Chief Operating Officer(10)	2009	$187,500	$429,542	$23,278	(12)	$640,320
Joseph Nikolson	2010	$143,782	$131,846	$69,381	(14)	$345,009
Former Executive Vice President(13)	2009	$156,250	$306,407	$14,169	(15)	$476,826

(1)
Mr. Sanderson was appointed Chief Executive Officer of the Company on February 26, 2010.  The Company and Mr. Sanderson are parties to an Employment Agreement dated February 2, 2011, which is described below under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”

(2)
Mr. Sanderson was paid $90,000 in connection with his retention as a payment in lieu of compensation forgone at his previous employer. In addition the Company paid for 100% of his health and other benefit costs.

(3)
Mr. O’Krepkie was appointed President of the Company on February 2, 2011.  During the fiscal year ended December 31, 2010 and for a portion of the fiscal year ended December 31, 2009, Mr. O’Krepkie was our Head of Sales.  The Company and Mr. O’Krepkie are parties to an Employment Agreement dated February 2, 2011, which is described below under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”

(4)	The Company paid 100% of Mr. O’Krepkie’s heath and other benefit costs.

(5)
The Company and Mr. Chertoff are parties to an Employment Agreement dated February 2, 2011, which is described below under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”

(6)
Mr. Ryan was appointed Chief Administrative Officer of the Company on February 2, 2011.  The Company and Mr. Ryan are parties to an Employment Agreement dated February 2, 2011, which is described below under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”

(7)
Mr. Barry was our Chief Executive Officer and President until February 26, 2010 and our Chief Strategic Officer and Vice Chairman until April 2010, when he resigned from those positions.  The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during each of the fiscal years ended December 31, 2010 and 2009 in accordance with ASC Topic 718 of the Financial Accounting Standards Board.  Assumptions used in the calculation of these amounts are included in Note 15 (Share-Based Compensation) to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2010.  The Company and Mr. Barry are parties to severance arrangement that is described below under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”

(8)
Comprised of (a) $347,923 of severance payments, (b) $4,000 per month housing allowance and a $1,000 per month automobile allowance for a period of three months in 2010, and (c) $5,691 of health and other benefits costs paid by the Company.

(9)	Comprised of $4,000 per month housing allowance and a $1,000 per month automobile allowance for a period of six months in 2009 and $17,078 of health and other benefits cost paid by the Company.

(10)
Mr. Loughlin was Chief Operating Officer until his separation from the Company on June 23, 2010.  The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during each of the fiscal years ended December 31, 2010 and 2009 in accordance ASC Topic 718 of the Financial Accounting Standards Board Accounting Standards Codification.  Assumptions used in the calculation of these amounts are included in Note 15 (Share-Based Compensation) to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2010.  The Company and Mr. Loughlin are parties to a Separation Agreement, Release and Covenant Not to Sue that is described below under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”

(11)
Comprised of (a) $94,378 of severance payments, (b) $1,300 per month automobile allowance for a period of five months in 2010, and (c) $17,571 of COBRA and health and other benefits costs paid by the Company.

(12)	Comprised of $1,300 per month automobile allowance for a period of six months in 2009 and $15,478 of health and other benefits cost paid by the Company.

(13)
Mr. Nikolson was Executive Vice President until his separation from the Company on June 18, 2010.  The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during each of the fiscal years ended December 31, 2010 and 2009 in accordance with ASC 718 of the Financial Accounting Standards Board Accounting Standards Codification.  Assumptions used in the calculation of these amounts are included in Note 15 (Share-Based Compensation) to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2010.  The Company and Mr. Nikolson are parties to a Separation Agreement, Release and Covenant Not to Sue that is described below under “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS

UPON TERMINATION OR CHANGE-IN-CONTROL.”

(14)	Comprised of (a) $57,123 of severance payments, (b) $1,000 per month automobile allowance for a period of five months in 2010, and (c) $7,258 of health and other benefits costs paid by the Company.

(15)	Comprised of $1,000 per month automobile allowance for a period of six months in 2009 and $8,169 of health and other benefits cost paid by the Company.

Bonds.com Group, Inc.
2010 Outstanding Equity Awards at Fiscal Year-End

	Options Award
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

John J Barry, IV	6,000,000	—	$0.375	02/26/19

Christopher Loughlin (1)	—	—

Joseph Nikolson	1,190,313	—	$0.375	07/07/19

(1)
In connection with Mr. Loughlin’s separation from the Company, the Company agreed to issue to Mr. Loughlin an option to purchase 5,000,000 shares of Common Stock at a later date, subject to certain conditions.  That option was issued to Mr. Loughlin on February 2, 2011.  See “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL” below for more detail.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreements with Current Executive Officers.

We have Employment Agreements with each of Michael O. Sanderson, our Chief Executive Officer, George O’Krepkie, our President, Jeffrey M. Chertoff, our Chief Financial Officer, and John M. Ryan, our Chief Administrative Officer.  These Employment Agreements, which are summarized below, provide for the current compensation and benefits of these executive officers and also provide for certain benefits upon a termination of employment or change-in-control.

Employment Agreement with Michael O. Sanderson.

Mr. Sanderson’s Employment Agreement provides that he shall be Chief Executive Officer of the Company, serving under the direction and supervision of the Company’s Board of Directors.  The term of the Employment Agreement is indefinite.  Pursuant to his Employment Agreement, for 2011, or until such later future year when the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000, Mr. Sanderson will be eligible for an annual bonus opportunity up to 100% of his base salary at the discretion of the Company’s Compensation Committee based on its evaluation of his performance and taking into account the Company’s financial strength and cash flow position. Commencing for the year after the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000 (and from that year forward), Mr. Sanderson will be eligible for a performance bonus equal to 5% of EBITDA.  Any earned performance bonus will be paid during the following year within 30 days after the Company’s receipt of its audited financial statements for such year, but in any event no later than the end of such year.

Mr. Sanderson’s Employment Agreement provides him with the following severance benefits:

●
Upon a termination for death or disability, Mr. Sanderson shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), and (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;

●	Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. Sanderson shall be entitled to (a) payment of his base salary for a period of 18 months from and after the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, and (d) reimbursement of his COBRA premiums for continued health insurance coverage for the him and his dependents through the end of the 18-month severance period; and

●
Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. Sanderson shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

Mr. Sanderson’s Employment Agreement contains confidentiality and invention assignment provisions, a 12-month post-employment non-compete and customer and employee non-solicit covering North America and any other country in which the Company does business; provided, however, such non-competition and non-solicitation covenants do not limit or restrict Mr. Sanderson from (a) engaging in a business that is not primarily engaged  in electronic fixed income trading or (b) soliciting clients, former clients or prospective clients for services that do not directly compete with the services provided by the Company.

Additionally, pursuant to his Employment Agreement, the Company has agreed to grant Mr. Sanderson an option to purchase shares of the Company’s Common Stock equal to 5% of the Company’s issued and outstanding shares of common stock on the date of grant (calculated assuming the exercise and conversion of warrants and other securities exercisable or convertible for shares of common stock, including options granted to current and former directors, executives and employees but excluding contingently issuable performance shares).  The option is required to be granted promptly following the effectiveness of the increase of the Company’s authorized shares of common stock from 300,000,000 to at least 1,000,000,000.  The exercise price for 50% of the option shares will be equal to the fair market value per share of common stock as determined in accordance with the Company’s 2011 Equity Plan as of the grant date (the “Ordinary Priced Option Shares”), and the exercise price for the other 50% of the option shares will be at a 50% premium to such price (the “Premium Priced Option Shares”).  Fifty percent of the Ordinary Priced Option Shares shall be fully vested and exercisable on the date of grant.  The balance of the Ordinary Priced Option Shares and all of the Premium Priced Option Shares shall vest quarterly in equal amounts over a subsequent period of four years from the date of grant; provided that the balance of the Ordinary Priced Options Shares shall vest first before there is any vesting of the Premium Priced Option Shares.  The maximum term of the option will be seven years.  The options would become fully vested and exercisable upon a change in control if they are not assumed as part of the change in control.

Employment Agreement with George O’Krepkie.

Mr. O’Krepkie’s Employment Agreement provides that he shall be President of the Company, serving under the direction and supervision of the Company’s CEO and, indirectly, its Board of Directors.  The term of the Employment Agreement is indefinite.  Mr. O’Krepkie’s base salary under the Employment Agreement is $240,000 per year, and he is eligible for an annual performance bonus based on a percentage of “Qualifying Company Revenue,” which the Employment Agreement defines as the Company’s revenue net of clearing charges recognized from the operations of all lines of business directly supervised by Mr. O’Krepkie, minus non-cash revenue items otherwise included in such revenue (determined in accordance with GAAP on a consolidated basis).  Under the Employment Agreement, Mr. O’Krepkie’s performance bonus shall be (a) 10% of Qualifying Company Revenue up to $50,000,000 of Qualifying Company Revenue per year; (b) 7.5% of Qualifying Company Revenue from $50,000,001 to $100,000,000 of Company Qualifying Revenue per year; and (c) 5% of Company Qualifying Revenue greater than $100,000,000 per year.

Mr. O’Krepkie’s Employment Agreement provides him with the following severance benefits:

●
Upon a termination for death or disability, Mr. O’Krepkie shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (c) payment of a portion of the performance bonus for the quarter in which the termination occurs, calculated based solely on Qualifying Company Revenue recognized during the portion of the quarter prior to the termination date (paid at the same time it would otherwise have been paid), and (d) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;

●
Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. O’Krepkie shall be entitled to (a) payment of his base salary for a period of 18 months from and after the termination date, (b) payment of a performance bonus on the same terms in place on the termination date through the end of the 18-month severance period (paid at the same time it would otherwise have been paid), (c) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (d) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, and (e) reimbursement of his COBRA premiums for continued health insurance coverage for him and his dependents through the end of the 18-month severance period; and

●
Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. O’Krepkie shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

In the event the performance bonus amounts payable to Mr. O’Krepkie as severance cause the Company’s EBITDA on a rolling four-quarter basis after accrual of such amounts to be negative, payment of the portion of the performance bonus amounts that would cause such EBITDA to be negative will be extended until the first quarter when such four-quarter EBITDA would not be negative; provided, however, that any payments so delayed shall accrue interest at the prime rate compounded quarterly and the applicable interest payments shall be paid at the same time as the principal amount is paid.  Once the Company’s EBITDA on a rolling four-quarter basis exceeds $5 million, this limitation will terminate.

Mr. O’Krepkie’s Employment Agreement contains confidentiality and invention assignment provisions, a 12-month post-employment non-compete and customer and employee non-solicit covering North America and any other country in which the Company does business; provided, however, such non-competition and non-solicitation covenants do not limit or restrict Mr. O’Krepkie from (a) engaging in a business that is not primarily engaged  in electronic fixed income trading or (b) soliciting clients, former clients or prospective clients for services that do not directly compete with the services provided by the Company.

Additionally, pursuant to his Employment Agreement, on February 2, 2011, the Company granted to Mr. O’Krepkie two options to purchase shares of the Company’s Common Stock: (a) an option to purchase 18,575,000 shares of the Company’s Common Stock at a purchase price of $0.07 per share for a period of 7 years, all of which was vested at grant, and (b) an option to purchase 18,575,000 shares of the Company’s Common Stock at a purchase price of $0.105 per share for a period of 7 years, which shall vest quarterly over a period of three years.  The options would become fully vested and exercisable upon a change in control if they are not assumed as part of the change in control, and the vesting of an additional 50% of the options accelerates upon a termination for death or disability.

Employment Agreement with Jeffrey M. Chertoff.

Mr. Chertoff’s Employment Agreement provides that he shall be Chief Financial Officer of the Company, serving under the direction and supervision of the Company’s Chief Executive Officer.  The term of the Employment Agreement is indefinite.  Pursuant to his Employment Agreement, for 2011, or until such later future year when the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000, Mr. Chertoff will be eligible for an annual bonus opportunity up to 50% of his base salary at the discretion of the Company’s Compensation Committee based on its evaluation of his performance and taking into account the Company’s financial strength and cash flow position. Commencing for the year after the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000 (and from that year forward), Mr. Chertoff will be eligible for a performance bonus equal to 1% of EBITDA.  Any earned performance bonus will be paid during the following year within 30 days after the Company’s receipt of its audited financial statements for such year, but in any event no later than the end of such year.

Mr. Chertoff’s Employment Agreement provides him with the following severance benefits:

●
Upon a termination for death or disability, Mr. Chertoff shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), and (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;

●
Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. Chertoff shall be entitled to (a) payment of his base salary for a period of 12 months from and after the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, and (d) reimbursement of his COBRA premiums for continued health insurance coverage for the him and his dependents through the end of the 12-month severance period; and

●
Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. Chertoff shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

Mr. Chertoff’s Employment Agreement contains confidentiality and invention assignment provisions, a 12-month post-employment non-compete and customer and employee non-solicit covering North America and any other country in which the Company does business; provided, however, such non-competition and non-solicitation covenants do not limit or restrict Mr. Chertoff from (a) engaging in a business that is not primarily engaged  in electronic fixed income trading or (b) soliciting clients, former clients or prospective clients for services that do not directly compete with the services provided by the Company.

Additionally, pursuant to his Employment Agreement, the Company has agreed to grant Mr. Chertoff an option to purchase 8,000,000 shares of the Company’s common stock.  The option will be granted promptly following the effectiveness of the increase of the Company’s authorized shares of common stock from 300,000,000 to at least 1,000,000,000.  The exercise price for 50% of the option shares will be equal to the fair market value per share of common stock as determined in accordance with the 2011 Equity Plan as of the grant date (the “Ordinary Priced Option Shares”), and the exercise price for the other 50% of the option shares will be at a 50% premium to such price (the “Premium Priced Option Shares”).  Fifty percent of the Ordinary Priced Option Shares shall be fully vested and exercisable on the date of grant.  The balance of the Ordinary Priced Option Shares and all of the Premium Priced Option Shares shall vest quarterly in equal amounts over a subsequent period of four years from the date of grant; provided that the balance of the Ordinary Priced Options Shares shall vest first before there is any vesting of the Premium Priced Option Shares.  The maximum term of the options will be seven years.  The options would become fully vested and exercisable upon a change in control if they are not assumed as part of the change in control.

Employment Agreement with John M. Ryan.

Mr. Ryan’s Employment Agreement provides that he shall be Chief Administrative Officer of the Company, serving under the direction and supervision of the Company’s Chief Executive Officer.  The term of the Employment Agreement is indefinite.  Pursuant to his Employment Agreement, for 2011, or until such later future year when the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000, Mr. Ryan will be eligible for an annual bonus opportunity up to 50% of his base salary at the discretion of the Company’s Compensation Committee based on its evaluation of his performance and taking into account the Company’s financial strength and cash flow position. Commencing for the year after the Company first achieves four consecutive quarters of positive EBITDA and a minimum EBITDA of $5,000,000 (and from that year forward), Mr. Ryan will be eligible for a performance bonus equal to 1% of EBITDA.  Any earned performance bonus will be paid during the following year within 30 days after the Company’s receipt of its audited financial statements for such year, but in any event no later than the end of such year.

Mr. Ryan’s Employment Agreement provides him with the following severance benefits:

●	Upon a termination for death or disability, Mr. Ryan shall be entitled to (a) payment of his base salary through the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), and (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies;

●
Upon an involuntary termination without “cause,” or a voluntary termination with “good reason” (each as defined in the Employment Agreement), Mr. Ryan shall be entitled to (a) payment of his base salary for a period of 12 months from and after the termination date, (b) payment of any performance bonus previously earned but unpaid (paid at the same time it would otherwise have been paid), (c) reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies, and (d) reimbursement of his COBRA premiums for continued health insurance coverage for the him and his dependents through the end of the 12-month severance period; and

●
Upon an involuntary termination for “cause” or a voluntary termination without “good reason,” Mr. Ryan shall be entitled to payment of his base salary through the termination date plus reimbursement of any prior reimbursable business expenses in accordance with the Company’s standard policies.

Mr. Ryan’s Employment Agreement contains confidentiality and invention assignment provisions, a 12-month post-employment non-compete and customer and employee non-solicit covering North America and any other country in which the Company does business; provided, however, such non-competition and non-solicitation covenants do not limit or restrict Mr. Ryan from (a) engaging in a business that is not primarily engaged  in electronic fixed income trading or (b) soliciting clients, former clients or prospective clients for services that do not directly compete with the services provided by the Company.

Additionally, pursuant to his Employment Agreement, the Company has agreed to grant Mr. Ryan an option to purchase 8,000,000 shares of the Company’s common stock.  The option will be granted promptly following the effectiveness of the increase of the Company’s authorized shares of common stock from 300,000,000 to at least 1,000,000,000.  The exercise price for 50% of the option shares will be equal to the fair market value per share of common stock as determined in accordance with the 2011 Equity Plan as of the grant date (the “Ordinary Priced Option Shares”), and the exercise price for the other 50% of the option shares will be at a 50% premium to such price (the “Premium Priced Option Shares”).  Fifty percent of the Ordinary Priced Option Shares shall be fully vested and exercisable on the date of grant.  The balance of the Ordinary Priced Option Shares and all of the Premium Priced Option Shares shall vest quarterly in equal amounts over a subsequent period of four years from the date of grant; provided that the balance of the Ordinary Priced Options Shares shall vest first before there is any vesting of the Premium Priced Option Shares.  The maximum term of the options will be seven years.  The options would become fully vested and exercisable upon a change in control if they are not assumed as part of the change in control.

Severance and Separation Arrangements with John J. Barry, IV, Christopher Loughlin and Joseph Nikolson.

We are parties to separation and severance arrangements with John J. Barry, IV, our former Chief Executive Officer, Christopher Loughlin, our former Chief Operating Officer, and Joseph Nikolson, our former Executive Vice President.  These arrangements are summarized below.

Letter Agreement and Amendment and Release Agreement with John J. Barry, IV.

As noted above under “DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY – Voting Arrangements,” on February 26, 2010, we entered into a Letter Agreement with John J. Barry, IV, John Barry, III and Holly A.W. Barry.  Among other things, the Letter Agreement provided for John J. Barry, IV’s transition from our Chief Executive Officer and President to our Vice Chairman and Chief Strategic Officer, and the termination of Mr. Barry’s prior Employment Agreement.  The Letter Agreement also set forth certain additional binding and nonbinding provisions, including the nonbinding provision that the Company and Mr. Barry would negotiate for a period of sixty days with respect to a new employment agreement for Mr. Barry and the binding provision that in the event the Company and Mr. Barry did not execute such new employment agreement within sixty days, Mr. Barry would be deemed to have resigned as Vice Chairman and Chief Strategic Officer.  The foregoing sixty day period ended on April 27, 2010 without the Company and Mr. Barry executing a new employment agreement.  Accordingly, as of April 27, 2010, Mr. Barry resigned as our Vice Chairman and Chief Strategic Officer.  Pursuant to the Letter Agreement, Mr. Barry was entitled to: (a) a payment of $300,000, all of which was required to have been paid on or prior to July 15, 2010; (b) a payment of $75,000 on December 1, 2010; and (c) additional payments equal to $900,000, which were required to be paid over three years in equal monthly installments of $25,000 per month.

During 2010, the Company was unable to timely make certain severance payments required to be paid to Mr. Barry.  On October 19, 2010, the Company and Mr. Barry entered into an Amendment and Release Agreement relating to the Company’s obligations under the Letter Agreement.  This Amendment and Release set forth the following terms:

●
The Company agreed to make the following outstanding and accelerated payments to Mr. Barry pursuant to the Letter Agreement: (a) at such time as the aggregate gross proceeds to the Company from its financing efforts equaled a minimum of $2,000,000, the Company was required to make a $50,000 payment to Mr. Barry, (b) at such time as such proceeds equaled at least $4,000,000, the Company was required to pay an additional $100,000 to Mr. Barry, (c) at such time as such proceeds equaled at least $6,000,000, the Company was required to pay an additional $240,000 to Mr. Barry, (d) at such time as such proceeds equaled at least $8,000,000, the Company was required to pay an additional $240,000 to Mr. Barry, and (e) at such time as such proceeds equaled at least $10,000,000, the Company was required to pay the balance of the future payments due under the Letter Agreement (which would equal an additional $340,000).

●
Effective upon the Company’s payment of the first such payment, Mr. Barry and certain of his affiliates released the Company and its affiliates from any and all claims they may have against them, and the Company released Mr. Barry and certain of his affiliates from any and all claims it may have against them.

●
To the extent permitted by applicable law, the Company agreed to indemnify Mr. Barry from any claims that any third parties (a) may at any time have against him as a result of, relating to, or arising out of the Company’s capital raising efforts and/or (b) have ever had or may at any time have as a result of, relating to, or arising from Mr. Barry’s relationship (whether by statute, contract, or otherwise) with the Company.

●	Mr. Barry agreed not to seek to enforce any payments under the Letter Agreement except in accordance with the schedule set forth above prior to December 31, 2010.

Upon the consummation of the Company’s sale of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock on February 2, 2011, the Company was required to make all payments contemplated by the Amendment and Release.  All of such payments were made in February 2011.  The Company no longer has any severance payment obligations to Mr. Barry.

Separation Arrangements with Christopher Loughlin and Joseph Nikolson.

On September 29, 2010, the Company entered into a Separation Agreement, Release and Covenant Not to Sue with Christopher Loughlin, our former Chief Operating Officer (the “Loughlin Separation Agreement”), and a Separation Agreement, Release and Covenant Not to Sue with Joseph Nikolson, our former Executive Vice President (the “Nikolson Separation Agreement”).

The Loughlin Separation Agreement formalized Christopher Loughlin’s departure from the Company and the termination of his employment, and established June 23, 2010 as the effective date of such separation.  Additionally, Mr. Loughlin’s Employment Agreement, dated July 7, 2009 was terminated.  Additionally, pursuant to the Loughlin Separation Agreement, the Company agreed as follows:

●
The Company agreed to pay Mr. Loughlin severance in an aggregate gross amount equal to $750,000 in semi-monthly installments of  $4,167.  At such time, if ever, as the Company achieves consolidated pre-tax profit of at least $3,000,000, the semi-monthly installments shall increase to $10,417, and at such time, if ever, as the Company achieves consolidated pre-tax profit of at least $10,000,000, the entire unpaid portion of the severance amount shall be paid.

●
In addition to the severance amounts described above, the Company was required to pay Mr. Loughlin a total of $50,000 as reimbursement for accrued vacation and expenses ($37,500 of which was paid to him prior to the date of such agreement).

●
The Company is required to reimburse Mr. Loughlin for his COBRA premiums up to $1,495 per month for the shorter of 18 months or such earlier date on which Mr. Loughlin is eligible for health insurance under any other employment arrangement.

●
The Company agreed to issue Mr. Loughlin a fully-vested option to purchase 5,000,000 shares of our common stock at an exercise price equal to the lower of $0.375 per share or such lower price per share at which the Company issues employee stock options to any executive officer.  The foregoing option was granted to Mr. Loughlin on February 2, 2011 with an exercise price of $0.07 per share.  Mr. Loughlin’s Option Agreement, dated July 7, 2009, was terminated in full.

Additionally, pursuant to the Loughlin Separation Agreement, Mr. Loughlin waived any and all claims he may have against the Company or its affiliates, and the Company waived any and all claims it may have against Mr. Loughlin.

The Nikolson Separation Agreement formalized Joseph Nikolson’s departure from the Company and the termination of his employment, and established June 18, 2010 as the effective date of such separation.  Additionally, Mr. Nikolson’s Employment Agreement, dated July 7, 2009 was terminated.  Pursuant to the Nikolson Separation Agreement, the Company agreed to pay Mr. Nikolson severance in an aggregate gross amount equal to $500,000 in semi-monthly installments of $5,000.  At such time, if ever, as the Company achieves consolidated pre-tax profit of at least $3,000,000, the semi-monthly installments shall increase to $10,417, and at such time, if ever, as the Company achieves consolidated pre-tax profit of at least $10,000,000, the entire unpaid portion of the severance amount shall be paid.  Additionally, at such time as the Company pays the final installment, it shall also pay Mr. Nikolson an additional $75,000.

Additionally, on September 29, 2010, the Company and Mr. Nikolson entered into an Amendment to Stock Option Agreement to amend Mr. Nikolson’s Option Agreement, dated July 7, 2009, to (a) confirm that the portion of such option permitting Mr. Nikolson to purchase 1,190,313 shares of our common stock was vested and to provide that such portion of the option may be exercised by Mr. Nikolson for the entire original term thereof (which lasts until July 7, 2019) (notwithstanding a provision in his option agreement that would have resulted in such portion of the option terminating 90 days after the termination of his employment), and (b) confirm that the balance of the option relating to 1,484,687 shares was terminated.

Additionally, pursuant to the Nikolson Separation Agreement, Mr. Nikolson waived any and all claims he may have against the Company or its affiliates, and the Company waived any and all claims it may have against Mr. Nikolson.

DIRECTOR COMPENSATION

         In 2011, the Company’s Board of Directors adopted a program for the compensation of the Company’s non-employee directors.  Pursuant to this program, the Company will pay each director (a) a Board of Director retainer fee equal to $25,000 per year, (b) a Board of Director meeting fee equal to $1,000 per in-person meeting and $500 per telephonic meeting, and (c) an annual option grant of 500,000 shares of common stock.  Additional compensation will be paid to directors who chair or are members of our Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee equal to $10,000 for the Chair of the Audit Committee, $7,500 for the Chair of the Compensation Committee, $5,000 for the Chair of the Corporate Governance and Nominating Committee and $1,500 for each in-person committee meeting and $500 for each telephonic committee meeting.  Notwithstanding the foregoing, until such time as the Company is cash flow positive, director compensation will be paid in stock options in lieu of cash.

BONDS.COM GROUP, INC.
2010 DIRECTOR COMPENSATION TABLE

Name	Paid in Cash	Awards	Compensation		Total
	($)	($)	($)		($)

Edwin L. Knetzger	—	—	—		—
Michael O. Sanderson	—	—	—		—
David S. Bensol (1)	—	199,067	—		199,067
Jeffrey M. Chertoff	—	—	—		—
George P. Jameson (2)		199,067			199,067
John J. Barry III (4)	—	—	10,764	(3)	10,764
John Barry IV (4)	—	—	—		—
Patricia Kemp (5)	—	—	—		—
H. Eugene Lockhart (5)	—	—	—		—

(1)
Mr. Bensol was awarded an option grant of 1,000,000 shares  in May 2010 which were vested fully vested on the grant date.  The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during the fiscal year ended  December 31, 2010 in accordance with ASC Topic 718 of the Financial Accounting Standards Board Accounting  Standards Codification.  Assumptions used in the calculation of these amounts are included in Note 15 (Share-Based Compensation) to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2010.

(2)
Mr. Jameson was awarded an option grant of 1,000,000 shares  in May 2010 which were vested 100% on grant date.  The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during the fiscal year ended  December 31, 2010 in accordance with ASC Topic 718 of the Financial Accounting Standards Board Accounting  Standards Codification.  Assumptions used in the calculation of these amounts are included in Note 15 (Share-Based Compensation) to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2010.

(3)	Represents health insurance costs paid by the Company on Mr. Barry’s behalf.

(4)	Messrs. Barry III and Barry IV resigned from our Board of Directors on July 23, 2010.

(5)	Ms. Kemp and Mr. Lockhart were elected to our Board of Directors on February 2, 2011.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the 2010 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  A written charter approved by the Board of Directors governs the Audit Committee.

The Audit Committee reviewed with the Company’s management and the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles.  The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, “Codification of Statements on Auditing Standards, Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board.  In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management and has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Each of the Audit Committee members has represented that they do not have a relationship with the Company that might interfere with exercise of his independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the 2010 Annual Report on Form 10-K for filing with the SEC.

Date: May 6, 2011	AUDIT COMMITTEE:
George Jameson (Chairman)
David Bensol

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 29, 2011, the number of shares of our voting equity securities owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of any class of our voting equity securities, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group.  Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our voting equity securities beneficially owned.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 29, 2011, the number of shares of our voting equity securities owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of any class of our voting equity securities, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group.  Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our voting equity securities beneficially owned.

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Percentage of Common Stock Beneficially Owned (2)(3)	Shares of Series C Preferred Beneficially Owned (2)(3)	Percentage of Series C Preferred Beneficially Owned (2)(3)	Shares of Series D Preferred Beneficially Owned (2)(3)	Percentage of Series D Preferred Beneficially Owned (2)(3)	Aggregate Voting Percentage (2)(4)
Directors and Executive Officers:

David S. Bensol (5)	1,500,000	1.4%	-	-	-	-	0.6%
Jeffrey M. Chertoff (6)	-	-	-	-	-	-
George P. Jameson (7)	1,000,000	0.9%	-	-	-	-	0.4%
Patricia Kemp (8)	-	-	-	-	-	-
Edwin L. Knetzger, III (9)	63,786,668	60.8%	-	-	2,000	21.9%	37.1%
H. Eugene Lockhart (10)	-	-	-	-	-	-
George O'Krepkie (11)	20,122,917	16.2%	-	-	-	-	7.4%
John M. Ryan (12)	-	-	-	-	-	-
Michael O. Sanderson (13)	-	-	-	-	-	-

Five Percent Beneficial Owners:

Fund Holdings, LLC (14)	58,157,518	55.7%	-	-	-	-	23.3%
John J. Barry, III (15)	37,682,518	36.1%	-	-	-	-	15.1%
John J. Barry, IV (16)	43,433,130	39.4%	-	-	-	-	17.4%
Liadlaw Venture Partners III, LLC (17)	9,181,445	8.8%	-	-	-	-	3.7%
Burton W. Wiand (18)	39,005,172	28.7%	-	-	-	-	15.6%
Oak Investment Partners XII, LP (19)	-	-	8,796	88.0%	4,000	43.7%	27.7%
GFINet Inc. (20)	-	-	-	-	2,500	27.3%	14.6%
Bonds MX, LLC (21)	-	-	-	-	2,000	21.9%	11.6%
Black II Trust (22)	22,633,962	18.25%	-	-	-	-	8.4%

All Directors and Executive Officers as a Group:	86,409,585	67.8%	-	-	2,000	21.9%	42.3%

(1)	Unless otherwise noted, the address of each person is c/o Bonds.com Group, Inc., 529 5th Avenue, 8th Floor, New York, NY 10017.

(2)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.  Does not reflect the disposition of 1,000,000 shares of common stock by John J. Barry, IV on May 16, 2011.  Of that 1,000,000 shares, 266,660 were transferred to Michael O. Sanderson, 266,660 were transferred to John M. Ryan and 266,680 were transferred to Jeffrey M. Chertoff.

(3)
The Company has issued and outstanding shares of three classes of equity securities that are entitled to vote with respect to the election of directors: Common Stock, Series C Convertible Preferred Stock (“Series C Preferred”) and Series D Convertible Preferred Stock (“Series D Preferred”).  The Common Stock, Series C Preferred and Series D Preferred all vote together as a single voting group with respect to the election of directors, with holders of Common Stock having one vote per share, holders of Series C Preferred currently having 1,250 votes per share (which is subject to change in the future in accordance with the terms of the Series C Preferred), and holders of Series D Preferred having such number of votes per share as if they had converted to Common Stock (which, as of April 30, 2011, equates to approximately 276 votes per share for our Series D Preferred issued on February 2, 2011 and approximately 171 votes per share for our shares of Series D Preferred issued on March 7, 2011).  The information in this table is based upon 104,354,190 shares of Common Stock issued and outstanding, 10,000 shares of Series C Preferred issued and outstanding (which, as of April 30, 2011, have an aggregate of 12,500,000 votes in connection with the election of directors), and 9,150 shares of Series D Preferred issued and outstanding (which, as of April 30, 2011, have an aggregate of approximately 133,197,686 votes in connection with the election of directors).  The Common Stock, Series C Preferred and Series D Preferred also vote as a single voting group on all other matters presented to the stockholders of the Company, except as otherwise required by law.

(4)
The “Aggregate Voting Percentage” column represents for each person the number of votes which the shares beneficially owned by such person are entitled to in connection with the election of directors, expressed as percentage relative to the total number of votes which may be cast for the election of directors.  As in the rest of the table, the percentages in this column are calculated assuming that such person has acquired and may vote any shares such person has the right to acquire within 60 days but such shares are not deemed to be issued and outstanding for the purposes of computing the voting percentage of any other person.

(5)	Comprised of shares that Mr. Bensol has the right to acquire upon the exercise of stock options.

(6)
Does not include stock options that the Company is obligated to issue to Mr. Chertoff in the future if and when the Company’s authorized shares of Common Stock are increased to at least 1,000,000,000 (the “Authorized Share Increase”).  Pursuant to Mr. Chertoff’s Employment Agreement, the Company has agreed to grant Mr. Chertoff options to purchase 8,000,000 shares of the Company’s Common Stock upon the effectiveness of the Authorized Share Increase, 4,000,000 of which would be vested at grant, and 4,000,000 of which shall vest quarterly over a period of three years.

(7)	Comprised of shares that Mr. Jameson has the right to acquire upon the exercise of stock options.

(8)
Does not include a stock option to purchase 5,666,560 shares of Common Stock the Company has agreed to issue to Ms. Kemp upon the effectiveness  of the Authorized Share Increase, which would be fully vested at grant.

(9)
Comprised of (a) 16,958,130 issued and outstanding shares of common stock owned by Fund Holdings LLC, of which Mr. Knetzger is the manager, (b) 5,129,150 issued and outstanding shares of common stock owned by Mr. Knetzger, (c) 500,000 shares of common stock that Mr. Knetzger has the right to acquire within 60 days upon the exercise of  outstanding stock options, (d) 2,000 shares of Series D Preferred owned by Bonds MX, LLC of which Mr. Knetzger is a member, (e) 20,475,000 shares beneficially owned by John J Barry IV, in which Fund Holdings LLC and Mr. Knetzger, as its manager, may be deemed to have beneficial ownership pursuant to the Voting Agreement, and (f) 20,724,388 shares beneficially owned by John J. Barry III, in which Fund Holdings LLC and Mr. Knetzger, as its manager, may be deemed to have beneficial ownership pursuant to the Voting Agreement. Mr. Knetzger disclaims beneficial ownership of the shares beneficially owned by either of John J. Barry IV and John J. Barry III and this Proxy Statement shall not be construed as an admission that Mr. Knetzger is the beneficial owner of any such shares. Mr. Knetzger holds a 17.4% interest in Fund Holdings LLC and a 50% interest in Bonds MX, LLC. Accordingly, Mr. Knetzger disclaims beneficial ownership of the shares described in clauses (a) and (d), except to the extent of his pecuniary interest in 16.3% of such shares owned by Funds Holdings, LLC and 50% of the shares owned by Bonds MX, LLC. Does not include approximately 29,123,429 shares of Common Stock issuable upon conversion of Bonds MX, LLC’s Series D Preferred or 28,571,428 shares of Common Stock issuable upon exercise of outstanding Common Stock Warrants, which conversion and exercise are each prohibited until such time, if ever, that the Authorized Share Increase is effective. Also does not include 6,000 shares of Common Stock which John J. Barry, IV may acquire within 60 days upon the exercise of a stock option. The address for Mr. Knetzger is c/o DivcoWest, 575 Market Street, 35th Floor, San Francisco, California 94105.

(10)
Does not include a stock option to purchase 5,666,560 shares of Common Stock the Company has agreed to issue to Mr. Lockhart upon the effectiveness  of the Authorized Share Increase, which would be fully vested at grant.

(11)	Comprised of shares that Mr. O’Krepkie has the right to acquire upon the exercise of stock options.

(12)
Does not include stock options that the Company is obligated to issue to Mr. Ryan upon the effectiveness of the Authorized Share Increase.  Pursuant to Mr. Ryan’s Employment Agreement, the Company has agreed to grant Mr. Ryan options to purchase 8,000,000 shares of the Company’s Common Stock upon the effectiveness of the Authorized Share Increase, 4,000,000 of which would be vested at grant, and 4,000,000 of which shall vest quarterly over a period of three years.

(13)
Does not include stock options that the Company is obligated to issue to Mr. Sanderson upon the effectiveness of the Authorized Share Increase.  Pursuant to Mr. Sanderson’s Employment Agreement, the Company has agreed to grant Mr. Sanderson options to purchase 37,150,000 shares of the Company’s Common Stock upon the effectiveness of the Authorized Share Increase, 18,575,000 of which would be vested at grant, and 18,575,000 of which shall vest quarterly over a period of three years.

(14)
Comprised of (a) 16,958,130 issued and outstanding shares of Common Stock owned by Fund Holdings LLC, of which Mr. Knetzger is the manager, (b) 20,475,000 shares beneficially owned by John J Barry IV, in which Fund Holdings LLC may be deemed to have beneficial ownership pursuant to the Voting Agreement, and (c) 20,724,388 shares beneficially owned by John J. Barry III, in which Fund Holdings LLC may be deemed to have beneficial ownership pursuant to the Voting Agreement. Fund Holdings LLC disclaims beneficial ownership of the shares beneficially owned by either of John J. Barry IV and John J. Barry III and this Proxy Statement shall not be construed as an admission that Fund Holdings LLC is the beneficial owner of any such shares.  The address for Fund Holdings LLC is c/o DivcoWest, 575 Market Street, 35th Floor, San Francisco, California 94105.

(15)
Comprised of (a) 15,724,388 shares of common stock held jointly by Mr. Barry with his spouse, Holly A.W. Barry, as tenants by the entirety, and (b) 5,000,000 shares owned by Duncan Family, LLC, of which Mr. and Mrs. Barry are each 50% owners of the managing membership interest, and of which 20% of the non−managing membership interest is held by Shannon Duncan Family Trust, of which Mr. Barry’s daughter, Shannon Duncan, is the sole trustee and primary beneficiary and (c) 16,958,130 shares beneficially owned by Fund Holdings LLC, in which Mr. Barry may be deemed to have beneficial ownership pursuant to the Voting Agreement. Mr. Barry disclaims beneficial ownership of the shares beneficially owned by Fund Holdings LLC and this Proxy Statement shall not be construed as an admission that Mr. Barry is the beneficial owner of any such shares. Mr. Barry disclaims beneficial ownership of the rest of the foregoing shares except to the extent of his pecuniary interest therein.  The address for Mr. Barry is 8222 Regents Ct., University Park, Florida 34201.

(16)
Comprised of (a) 2,000,000 shares of Common Stock held by Bond Partners, LLC, (b) 3,475,000 shares of Common Stock held by the John J. Barry, IV Revocable Trust, (c) 10,000,000 shares of Common Stock held by Otis Angel LLC, (d) 5,000,000 shares of Common Stock held by Siesta Capital LLC, and (e) 6,000,000 shares that Mr. Barry has the right to acquire within 60 days upon the exercise of stock options, and (f) 16,958,130 shares beneficially owned by Fund Holdings LLC, in which Mr. Barry may be deemed to have beneficial ownership pursuant to the Voting Agreement.  Mr. Barry disclaims beneficial ownership of the shares beneficially owned by Fund Holdings LLC and this Proxy Statement shall not be construed as an admission that Mr. Barry is the beneficial owner of any such shares. Mr. Barry disclaims beneficial ownership of the rest of the foregoing shares except to the extent of his pecuniary interest therein. The address for Mr. Barry is 1216 Spanish River Road, Boca Raton, FL 33432.

(17)
Does not include 15,000,000 shares of Common Stock issuable upon exercise of a Common Stock Warrant issued by the Company to Laidlaw & Company (UK) Ltd., which is not exercisable unless and until the Authorized Share Increase is effective.

(18)
On January 21, 2009, the United States District Court in the Middle District of Florida, Tampa Division (the “District Court”), in the action Securities Exchange Commission v. Arthur Nadel, et al. (Case No: 8:09−cv−87−T−26TBM) appointed Mr. Wiand as Receiver of Valhalla Investment Partners and certain other entities. Comprised of (a) 7,582,850 issued and outstanding shares of Common Stock beneficially owned, and (b) 22,100,907 shares of Common Stock which may be issued upon the conversion of convertible secured promissory notes convertible within 60 days.  Does not include up 7,252,650 shares of Common Stock potentially issuable to Mr. Wiand as Receiver contingent on the Company’s revenue for the twelve-month period ending February 2, 2012 not exceeding certain thresholds.  Mr. Wiand’s address is c/o Wiand Guerra King P.L., 3000 Bayport Drive, Suite 600, Tampa, FL 33607.

(19)
The Series C Preferred listed include approximately 2,639 shares of Series C Preferred with respect to which Oak Investment Partners XII, LP (“Oak”) may be deemed to have beneficial ownership but are subject to an escrow arrangement and potential forfeiture based on the terms of the Company’s Asset Purchase Agreement, dated February 2, 2011, with Beacon Capital Strategies, Inc. (the “Beacon Purchase Agreement”).  Does not include up to 88,000,000 shares of Common Stock potentially issuable upon conversion of Oak’s Series C Preferred, which number of shares is contingent upon the performance of the business acquired by the Company pursuant to the Beacon Purchase Agreement and which conversion is prohibited until such time, if ever, that the Authorized Share Increase is effective.  Also does not include approximately 58,246,857 shares of Common Stock issuable upon conversion of Oak’s Series D Preferred or 57,142,857 shares of Common Stock issuable upon exercise of outstanding Common Stock Warrants, which conversion and exercise are each prohibited until such time, if ever, that the Authorized Share Increase is effective.  The address of Oak is One Gorham Island, Westport, Connecticut 06880.

(20)
Does not include approximately 36,404,286  shares of Common Stock issuable upon conversion of GFINet Inc.’s Series D Preferred or 35,714,286 shares of Common Stock issuable upon exercise of outstanding Common Stock Warrants, which conversion and exercise are each prohibited until such time, if ever, that the Authorized Share Increase is effective.  The address of GFINet Inc. is c/o GFI Group Inc., 55 Water Street New York, NY 10041.

(21)	Does not include approximately 29,123,429 shares of Common Stock issuable upon conversion of Bonds MX, LLC’s Series D Preferred or 28,571,428 shares of Common Stock issuable upon exercise of outstanding Common Stock Warrants, which conversion and exercise are each prohibited until such time, if ever, that the Authorized Share Increase is effective. Hugh Regan is the Manager of Bonds MX, LLC. Mr. Knetzger and Tully Capital Partners, LLC are the sole members of Bonds MX, LLC, each of which owns a 50% interest in Bonds MX, LLC. The address of Bonds MX, LLC is c/o Laidlaw & Company (UK) LTD, 90 Park Avenue, 31st Floor, New York, NY 10016, Att: Hugh Regan.

(22)
Comprised of (a) 2,947,108 issued and outstanding shares of Common Stock, (b) 9,436,854 shares of Common Stock which may be acquired within 60 days upon the exercise of certain purchase rights, (c) 250,000 shares of Common Stock which may be acquired within 60 days upon the exercise of a stock option, and (d) 10,000,000 shares of Common Stock which may be acquired within 60 days upon the exercise of a warrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Promissory Note Issued to John Barry, III and Amendment and Release.

On January 29, 2008, John Barry, III, a director of the Company, loaned the Company $250,000, which was evidenced by a promissory note.  On March 26, 2009, the Company and Mr. Barry amended this promissory note to extend the maturity date to April 15, 2010 and to increase the interest rate from 10% per annum to 15% per annum, effective as of December 31, 2008. On January 11, 2010, the Company and Mr. Barry executed a forbearance agreement pursuant to which, among other things, Mr. Barry agreed that for so long as he was a director the Company would not be required to repay this loan unless it has at least twelve months cash reserve for working capital and applicable regulatory capital requirements, as determined in good faith by the Company’s Board of Directors, except for up to $60,000 of accrued interest.  Mr. Barry resigned from the Board in July 2010 and the note became due and payable.  The Company was unable to pay the note at that time.  On October 19, 2010, the Company and Mr. Barry executed an Amendment and Release which set forth the following terms:

●
The Company agreed to make the following payments to Mr. Barry pursuant to the note: (a) at such time as the aggregate gross proceeds to the Company from the Company’s financing activities equaled a minimum of $2,000,000, the Company was required to make a $50,000 payment, (b) at such time as such proceeds equaled at least $4,000,000, the Company was required to make an additional $100,000 payment, and (c) at such time as such proceeds equaled at least $10,000,000, the Company was required to pay the balance of the note.

●
Effective upon the Company’s payment of the initial amount to Mr. Barry, Mr. Barry and certain of his affiliates released the Company and its affiliates from any and all claims, and the Company released Mr. Barry and certain of his affiliates from any and all claims.

●
To the extent permitted by applicable law, the Company agreed to indemnify Mr. Barry from any claims that any third parties (a) may at any time have against him as a result of, relating to, or arising out of the Company’s financing activities and/or (b) have ever had or may at any time have as a result of, relating to, or arising from Mr. Barry’s relationship (whether by statute, contract, or otherwise) with the Company.

●	Mr. Barry agreed not to seek to enforce any payments under the Letter Agreement except in accordance with the schedule set forth above prior to December 31, 2010.

Upon the consummation of the Company’s sale of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock on February 2, 2011, the Company was required to make all payments contemplated by the Amendment and Release.  All of such payments were made in February 2011.  The Company no longer has any payment obligations to Mr. Barry under this note.

Letter Agreement and Amendment and Release with John J. Barry, IV.

The Company and John J. Barry, IV are parties to a letter agreement and Amendment and Release, which are described in more detail above under “DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY – Voting Arrangements” and “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE−IN−CONTROL.”

Former Agreements with Radnor Research and Trading.

We formerly were parties to a Restated Revenue Sharing Agreement with Radnor Research and Trading Company, LLC (“Radnor”).  Pursuant to this agreement, we were obligated to pay Radnor an amount equal to 14% of all revenues generated from referrals made by Radnor. In the event George O’Krepkie, our current President and former Head of Sales, ceased to be an employee of the Company, such revenue share percentage would be increased to 35% minus the compensation paid to his replacement (but in no event less than 14%). This agreement had an initial term of three years, which term would have been automatically renewed for successive one year terms unless ninety days notice of termination was provided by either party before the termination date. Either party also had the right to terminate the agreement for a material breach by the other party. In the event of a termination of the agreement other than for material breach, the Company was required to continue paying the revenue sharing amounts to Radnor for a period of eighteen months. The Company’s strategic relationship with UBS Securities LLC was considered a Radnor referral. This meant that we were subject to this revenue share with respect to all revenue generated pursuant to such strategic relationship.

Radnor formerly was a party to an agreement with Edwin L. Knetzger, III, who is co−chairman of our Board of Directors, pursuant to which Radnor was required to pay Mr. Knetzger a percentage of the proceeds received by Radnor from the Company under the Restated Revenue Sharing Agreement. During the period that the Restated Revenue Sharing Agreement was in effect, Victor Angermueller, who is Mr. Knetzger’s brother−in−law, was a principal of Radnor.  The Company understands that Mr. Angermueller's relationship with Radnor terminated in January 2011.

The Restated Revenue Sharing Agreement and the related agreement between Radnor and Mr. Knetzger were terminated on October 19, 2010 and there are no remaining obligations under such agreements.

In order to secure the termination of the Radnor Restated Revenue Sharing Agreement and in cancellation of an additional contractual obligation in the potential amount of $432,000, on October 19, 2010, the Company entered into a Termination and Release Agreement with Mark G. Hollo, The Fund LLC and Black-II Trust (the “Termination and Release Agreement”).  Pursuant to the Termination and Release Agreement, among other things, the Company (a) issued to Black-II Trust a warrant to purchase 10,000,000 shares of our Common Stock at a purchase price of $0.24 per share, and (b) agreed to pay Black-II Trust an aggregate of $250,000 in four equal installments at such time, if ever, as the gross proceeds from the Company’s financing efforts (including the conversion of indebtedness) exceeded $5,000,000.  In exchange, Mark G. Hollo provided his required consent to the termination of the Revenue Sharing Agreement, and The Fund LLC agreed to terminate the above-referenced contractual obligation.

Agreements Entered into in Connection with December 2009 and January 2010 Financing Transactions.

Unit Purchase Agreement with Fund Holdings LLC

On August 28, 2009, the Company entered into a Unit Purchase Agreement (the “Fund Holdings Purchase Agreement”) with Fund Holdings LLC (“Fund Holdings”), of which Edwin L. Knetzger, III is the manager and a 17.4% beneficial owner. Pursuant to the Fund Holdings Purchase Agreement, Fund Holdings was anticipated to purchase up to $5,000,000 of shares of our Common Stock and purchase rights with respect to shares of our Common Stock (the “Fund Holdings Units”) at a series fo three closings.

The third closing anticipated by the Fund Holdings Purchase Agreement occurred on December 31, 2009.  Pursuant to that closing and the prior closings pursuant to the Fund Holdings Purchase Agreement, Fund Holdings purchased Fund Holdings Units for a total purchase price of $3,690,000.

Additionally, on December 23, 2009, the Company and Fund Holdings entered into an amendment letter (the “Amendment Letter”) to the Fund Holdings Purchase Agreement. Pursuant to the Amendment Letter, among other things, the Company agreed that Fund Holdings could arrange and coordinate direct investments by other investors for some or all of Fund Holdings’ then $3,000,000 remaining commitment plus up to an additional $2,000,000 of units on substantially the same terms as the investments.

Unit Purchase Agreement with Laidlaw Venture Partners III, LLC

As contemplated by the Amendment Letter to the Fund Holdings Purchase Agreement, on December 31, 2009, the Company entered into a Unit Purchase Agreement (the “LVPIII Purchase Agreement”) with Laidlaw Venture Partners III, LLC (“Laidlaw Venture Partners III”).  Pursuant to the LVPIII Purchase Agreement, Laidlaw Venture Partners III was entitled to purchase up to $2,000,000 of shares of Common Stock and purchase rights with respect to shares of our Common Stock (“Laidlaw Units”).

Pursuant to the LVPIII Purchase Agreement, on December 31, 2009, the Company and Laidlaw Venture Partners III consummated the first closing under the LVPIII Purchase Agreement. At that closing, Laidlaw Venture Partners invested an aggregate of $1,310,000 of Laidlaw Units.

Additionally, on January 13, 2010, the Company and Laidlaw Venture Partners III consummated an additional closing under the LVPIII Purchase Agreement pursuant to which Laidlaw Venture Partners III invested an additional $690,000 for the purchase of Laidlaw Units.

Unit Purchase Agreement with UBS Americas Inc.

Also as contemplated by the Amendment Letter, on January 11, 2010, the Company entered into a Unit Purchase Agreement (the “UBS Purchase Agreement”) with UBS Americas Inc. (“UBS”). Pursuant to the UBS Purchase Agreement, the Company issued and sold to UBS shares of our Series A Participating Preferred Stock (“Series A Preferred”) and a rights to purchase additional shares of Series A Preferred for an aggregate purchase price of $1,760,000.

January 2010 UBS Stockholders Agreement.

As a requirement of UBS’ investment under the UBS Purchase Agreement, John J. Barry, III, John J. Barry, IV, affiliates of John J. Barry, III and John J. Barry, IV Fund Holdings, UBS, Laidlaw Venture Partners III and Laidlaw & Company (UK) Ltd. entered into a Stockholders Agreement, dated January 11, 2010 (the “Series A Stockholders Agreement”), pursuant to which, among other things:

●
The Company was prohibited from selling its securities to any bank, bank holding company, broker or dealer prior January 11, 2011, unless agreed in writing by UBS.  Such restriction did not apply to a change of control transaction in which the holders of the Company’s common stock received cash consideration of at least $4.00 per share and holders of Series A Preferred receive cash consideration for all of their shares of Series A Preferred equal to no less than the greater of $400.00 per share or 100 times the consideration per share received by holders of common stock.

●
The Company and each stockholder party to the Series A Stockholders’ Agreement (other than UBS) is prohibited from appointing or voting in favor of, as applicable, any nominee to the Company’s board of directors that is affiliated with another bank, bank holding company, broker or dealer unless UBS agrees in writing, except that the foregoing restriction shall not apply to Edwin L. Knetzger III or Michael O. Sanderson.

Former Promissory Note with Bonds MX, LLC.

On July 28, 2010, our wholly-owned subsidiary Bonds.com Holdings, Inc. (“Holdings”) issued a 15% Promissory Note in the initial principal amount of $400,000 (the “Bonds MX Promissory Note”) to Bonds MX, LLC, in exchange for Bonds MX, LLC’s payment of an aggregate of $400,000.  The Bonds MX Promissory Note was due and payable on October 31, 2010 and contained affirmative and negative covenants.  The Bonds MX Promissory Note obligated Holdings to secure its obligations thereunder by pledging to Bonds MX, LLC 24.9% of its ownership interest in Bonds.com, Inc., which pledge and security interest would have been subordinate in all respects to all secured indebtedness in existence as of the date of the Bonds MX Promissory Note.  Such security arrangement was never entered into.  Through subsequent amendments to the Bonds MX Promissory Note, the principal amount thereunder and amount loaned by Bonds MX, LLC were increased to an aggregate of $1,200,000.  The principal amount of the Bonds MX Promissory Note was subsequently cancelled in consideration of the Company’s issuance to Bonds MX, LLC of shares of our Series B Convertible Preferred Stock, as discussed in more detail below.

Edwin L. Knetzger, III, Co-Chairman and a member of our Board of Directors, provided Bonds MX, LLC with fifty percent of the funds it advanced to Holdings and is a member of Bonds MX, LLC.

The Company’s Exchange Offer.

On October 7, 2010, the Company completed a publicly announced exchange offer for certain issued and outstanding warrants and other rights to purchase shares of our Common Stock.  Fund Holdings LLC, Edwin L. Knetzger, III and Burton W. Wiand, as Receiver for Valhalla Investment Partners were among the security holders that participated in the exchange offer.  The exchange offer was consummated pursuant to Offers to Exchange and related documents filed with the Securities and Exchange Commission pursuant to a Tender Offer Statement on Schedule TO on June 30, 2010, as amended and supplemented by the Amendment No. 1 filed on July 29, 2010, the Amendment No. 2 filed on August 12, 2010, the Amendment No. 3 filed on August 19, 2010, the Amendment No. 4 filed on August 26, 2010, the Amendment No. 5 filed on September 7, 2010, the Amendment No. 6 filed on September 16, 2010, the Amendment No. 7 filed on September 23, 2010, the Amendment No. 8 filed on September 30, 2010, the Amendment No. 9 filed on September 30, 2010, and the Amendment No. 10 filed on October 6, 2010 and the Amendment No. 11 filed on October 8, 2010.  The terms of the exchange offer are described in detail in such filings.

Agreements Entered into in Connection with our October 2010 Financing Transaction.

Unit Purchase Agreement with Bonds MX LLC.

On October 19, 2010, we entered into a Unit Purchase Agreement with Bonds MX LLC (the “Bonds MX Purchase Agreement”), which provided for Bonds MX, LLC’s purchase from the Company of $2,000,000 of Series B Convertible Preferred Stock and warrants to purchase shares of our Common Stock.  $1,200,000 of such $2,000,000 purchase price was paid by the cancellation of the Bonds MX Promissory Note.

Additional Unit Purchase Agreement with UBS Americas Inc.

On October 19, 2010, simultaneously with our entry into the Bonds MX Purchase Agreement, we entered into a Unit Purchase Agreement with UBS (the “UBS Purchase Agreement”), which provided for UBS to purchase from the Company $1,250,000 of Series B-1 Convertible Preferred Stock and warrants to purchase shares of our Series A Preferred Stock.

Additionally, the UBS Purchase Agreement contained provisions pursuant to which significant adjustments would have be made to the terms and amount of securities issues to UBS Americas and Bonds MX pursuant to this financing transaction if the Company did not raise an aggregate of at least $8,000,000 on or before December 15, 2010.  The December 15, 2010 deadline was subsequently extended on multiple occasions and this requirement was eventually satisfied through the financing consummated by the Company on February 2, 2011.

 Registration Rights Agreement.

In connection with the financing transactions described above, on October 19, 2010, the Company entered into a Registration Rights Agreement with UBS and Bonds MX, LLC (the “Series B Registration Rights Agreement”).  The Series B Registration Rights Agreement requires the Company to file a registration statement with the Securities and Exchange Commission covering the resale of all of the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock and Series B-1 Convertible Preferred Stock sold to UBS and Bonds MX, LLC, and all of the shares of Common Stock issuable upon exercise of the warrants sold to Bonds MX, LLC.  The Series B Registration Rights Agreement was terminated and replaced with a subsequent registration rights agreement in connection with financing consummated by the Company on February 2, 2011.

Amendments to Certain Convertible Secured Promissory Notes.

On October 19, 2010, the Company entered into an Amendment No. 2 to Convertible Secured Promissory Notes with Burton W. Wiand, as Receiver of Valhalla Investment Partners, who is the holder of a majority in principal amount of our Convertible Secured Promissory Notes issued on September 24, 2008, an Amendment No. 1 to Convertible Secured Promissory Note with the holder of our Convertible Secured Promissory Note issued on April 30, 2009 and an Amendment No. 1 to Convertible Secured Promissory Notes with the holders of our Convertible Secured Promissory Notes issued on June 8, 2009 (collectively, the “Note Amendments”).  The Note Amendments restructured approximately $2,990,636 of our outstanding Convertible Secured Promissory Notes (the “Subject Notes”) as follows:

●
The maturity date of each of the Subject Notes was extended until October 12, 2013; provided, however, that from and after April 12, 2012, the holders of the Subject Notes may make a written demand to the Company for the payment of the entire unpaid principal balance thereof together with all accrued but unpaid interest thereon and the Company shall be required to repay such outstanding principal and interest within ninety (90) days of its receipt of such demand.

●
The conversion price of the Subject Notes was fixed at $0.24 per share (which was the then current conversion price of the Subject Notes as a result of adjustments based on the price per share of Common Stock issued in the Company’s recently completed warrant exchange offer).  As a result of the financing we consummated on February 2, 2011, this conversion price was subsequently reduced to $0.07 per share.  However, the “full-ratchet” adjustment provision of the Subject Notes was eliminated.

●
Holders of the Subject Notes have the right to receive up to 12,460,983 shares of our Common Stock based on the revenue generated by our operations during the twelve-month period ending February 2, 2012.  If we generate at least $7,500,000 in revenue, no performance shares will be issued, if we generate no revenue, all of the performance shares will be issued and if we generate revenue between $0 and $7,500,000, a pro rata portion of the performance shares will be issued.

Agreements Entered into in Connection with our February 2, 2011 Financing Transaction.

        The agreements entered into in connection with our February 2, 2011 financing transaction are described in detail above under “PROPOSAL 2 – AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE FROM 300,000,000 TO 1,500,000,000 – The Series D Financing.”

Additional Related Party Transactions.

On February 2, 2011, the Company issued three warrants to related parties or their affiliates or related parties: (a) a warrant to purchase 6,500,000 shares of the Company’s Common Stock at a purchase price of $0.07 per share for a period of 5 years, which was issued to Edwin L. Knetzger, III for prior services rendered (in addition to his services as a director of the Company), (b) a warrant to purchase 6,500,000 shares of the Company’s Common Stock at a purchase price of $0.07 per share for a period of 5 years, which was issued to Tully Capital Partners, LLC, a member of Bonds MX, LLC, for prior services rendered, and (c) a warrant to purchase 15,000,000 shares of the Company’s Common Stock at a purchase price of $0.10 per share for a period of 5 years, which was issued to Laidlaw & Co (UK), Inc., a related party of Laidlaw Venture Partners III, LLC.

On March 3, 2011, our Board of Directors adopted resolutions pursuant to which the Company agreed to issue to Patricia Kemp and H. Eugene Lockhart, each directors of the Company, options to purchase shares of the Company’s Common Stock.  The Company is not required to issue such options unless and until the Company’s authorized shares of Common Stock are increased from 300,000,000 to at least 1,000,000,000.  Each option will provide the holder with the right to purchase 5,666,560 shares of our Common Stock at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.  The options will be fully vested on the date of grant.

See “EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL” above for summaries of our Employment Agreements with Michael O. Sanderson, George O’Krepkie, Jeffrey M. Chertoff and John M. Ryan and summaries of our Separation Agreement, Release and Covenant Not to Sue with each of Christopher Loughlin and Joseph Nikolson.

Related Party Transactions Policies and Procedures.

On April 8, 2010, our Board adopted written related party transaction policies and procedures (the “Policy”). For purposes of the Policy, “related party transactions” include transactions that involve more than $5,000 in any calendar year in which the Company is a participant and any related party has a direct or indirect interest, and “related party” includes our officers, directors or 5 percent shareholders and their immediate family members.

Except as described below, our Audit Committee (excluding any interested director) (the “Committee”) will review the material facts of all related party transactions. The Committee will either approve or disapprove of the entry into the related party transaction after taking into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third−party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If advance Committee approval of a related party transaction is not feasible, the Committee will consider, and if it deems appropriate, ratifying the transaction at the Committee’s next regularly scheduled meeting. The Audit Committee has delegated authority to its Chair to approve related party transactions in which the amount involved is expected to be less than $25,000.

The following related party transactions are deemed to be pre−approved or ratified by the Committee (subject to the specific requirements and limitations set forth in the Policy):

(a) certain employment arrangements with our executive officers;

(b) certain compensation arrangements with our directors;

(c) transactions pursuant to which all of our shareholders receive proportional benefits;

(d) transactions involving competitive bids;

(e) regulated transactions; and

(f) banking transactions.

COMPANY’S RELATIONSHIP WITH INDEPENDENT AUDITORS

Our Board of Directors appointed the firm of Daszkal Bolton LLP to audit the financial statements of the Company through December 31, 2010.

Set forth below are the fees and expenses for Daszkal Bolton LLP for each of the last two years for the following services provided to us:

	2010	2009
Annual Audit Fees	$86,750	$73,233
Audit-Related Fees	$60,000	$54,619
Tax Fees	$11,230	$7,460
Other Fees	$7,250	$—
Total Fees	$165,230	$135,492

Our audit committee approves each non−audit engagement or service with or by our independent auditor. Prior to approving any such non−audit engagement or service, it is the audit committee’s practice to first receive information regarding the engagement or service that (a) is detailed as to the specific engagement or service, and (b) enables the audit committee to make a well−reasoned assessment of the impact of the engagement or service on the auditor’s independence.

OTHER MATTERS

We know of no matters to be brought before the Annual Meeting other than as set forth herein. However, if any such other matters are properly presented to the stockholders for action at the Annual Meeting and any adjournments, postponements or continuations thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

STOCKHOLDER PROPOSALS TO BE INCLUDED
IN THE 2012 PROXY STATEMENT

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, any holder of at least $2,000 in market value of common stock of the Company who has held such securities for at least one year, who will hold such securities as of the date of the 2012 Annual Meeting of Stockholders and who desires to have a proposal presented in the Company’s proxy material for use in connection with the 2012 Annual Meeting of Stockholders must transmit that proposal (along with his or her name, address, the number of shares of common stock that he or she holds of record or beneficially, the dates upon which the shares of common stock were acquired, documentary support for a claim of beneficial ownership (other than for shares held of record) and a statement of willingness to hold such common stock through the date of the 2012 Annual Meeting of Stockholders) in writing as set forth below.  Proposals of stockholders intended to be presented at the 2012 Annual Meeting of Stockholders must be received by the Company’s Secretary at 529 Fifth Avenue, 8th Floor, New York, NY 10017 on or before December 15, 2011 to be included in the Company’s proxy statement and form of proxy for that meeting.  In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, the Secretary of the Company must receive such proposals at the above address not later than February 1, 2012.

ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1−800−SEC−0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access the Company’s SEC filings.

The SEC allows the Company to “incorporate by reference” certain information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that the Company files later with the SEC will automatically update and supersede previously filed information, including information contained in this document. The Company incorporates by reference the following sections of its Annual Report on Form 10−K for the fiscal year ended December 31, 2010, which include certain information required by Item 13(a) of Schedule 14A: Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Item 7A, “Quantitative and Qualitative Disclosure About Market Risk,” Item 8, “Financial Statements and Supplementary Data,” and Item 9, “Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.” Additionally, the Company incorporates by reference the following sections of its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011: Part I, Item 1, “Financial Statements (unaudited),” Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Part I, Item 3, “Quantitative and Qualitative Discloses About Market Risk.” Representatives of Daszkal Bolton LLP, the Company’s principal accountants, are not expected to attend the Annual Meeting.

The Company is incorporating by reference into this document important business and financial information that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning the Company, without charge, by written or telephonic request directed to Secretary, 529 Fifth Avenue, 8th Floor, New York, NY 10017, (212) 946-3998.  We undertake to provide requested copies by first class mail or other equally prompt means within one business day of receipt of such request. If you would like to request documents, please do so by June 15, 2011, in order to receive them before the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Michael Sanderson
Co-Chairman of the Board and
Chief Executive Officer

 May 25, 2011

Appendix A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
BONDS.COM GROUP, INC.

BONDS.COM GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:                          The Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 1, 2002.

SECOND:                     A Certificate of Amendment to the Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 12, 2002.

THIRD:                         A Certificate of Amendment to the Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 18, 2007.

FOURTH:                     A Certificate of Ownership was filed with the Secretary of State of the State of Delaware on December 21, 2007.

FIFTH:                          A Certificate of Correction was filed with the Secretary of State of the State of Delaware on December 23, 2009.

SIXTH:                         A Certificate of Designation of Series A Participating Preferred Stock was filed with the Secretary of State of Delaware on January 11, 2010.

SEVENTH:                   A Certificate of Amendment was filed with the Secretary of State of Delaware on March 31, 2010.

EIGHTH:                      A Certificate of Increase of Series A Participating Preferred Stock was filed with the Secretary of State of Delaware on October 19, 2010.

NINTH:                        A Certificate of Designation of the Series B Convertible Preferred Stock and Series B-1 Convertible Preferred Stock was filed with the Secretary of State of Delaware on October 19, 2010.

TENTH:                       A Certificate of Designation of the Series C Convertible Preferred Stock was filed with the Secretary of State of Delaware on February 2, 2011.

ELEVENTH:                A Certificate of Designation of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock was filed with the Secretary of State of Delaware on February 2, 2011.

TWELFTH:                 That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that the first sentence of Article SIXTH of the Certificate of Incorporation be amended and restated in its entirety to read as follows:

“The total number of shares of stock which the corporation shall have authority to issue shall be 1,501,000,000, of which 1,500,000,000 shares shall be common stock, par value $0.0001 per share, and 1,000,000 shares shall be preferred stock, par value $0.0001 per share.”

A-1

ELEVENTH:                That said amendment has been duly approved by the holders of the necessary number of shares of the issued and outstanding stock entitled to vote thereon in accordance with Section 242 of the General Corporation Law of the State of Delaware.

TWELFTH:                 That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Bonds.com Group, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by ___________________, its ________________________, this _______ day of ___________, 2011.

BONDS.COM GROUP, INC.

By:
Name:
Title:

A-2

BONDS.COM GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

July 1, 2011,
10:00 A.M. Local Time

Bonds.com Group, Inc. Corporate Offices
529 Fifth Avenue, 8th Floor
New York, New York 10017

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BONDS.COM GROUP, INC.

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE SEVEN
NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

The undersigned hereby appoints Michael O. Sanderson and Jeffrey M. Chertoff, and each of them, with power to act without the other and with full power of substitution in each, as proxies and hereby authorizes them to represent and vote, as directed on the reverse side of this proxy (or, if not so directed, as recommended by the Board of Directors), all the shares of Bonds.com Group, Inc. Common Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on July 1, 2011 and any adjournments, postponements or continuations thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

(continued and to be marked, dated and signed on the reverse side)

BONDS.COM GROUP, INC.	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 1, 2011.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED EVELOPE.

☐ Please detach here ☐

The Board of Directors Recommends a Vote “FOR” Each of the Seven Nominees in Proposal 1

1.	Election of Directors to Serve Until 2012

1. Edwin L. Knetzger, III 2. Michael O. Sanderson 3. David S. Bensol 4. Jeffrey M. Chertoff 5. George P. Jameson 6. Patricia Kemp 7. H. Eugene Lockhart	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees	☐ Vote WITHHELD for only the nominee(s) identified below:
(write the number(s) of the nominee(s) in the box provided below)

The Board of Directors Recommends a vote FOR Proposals 2 and 3.

2.
To amend the Company’s Certificate of Incorporation to Increase the Number of Shares of Common Stock the Company is Authorized to Issue from 300,000,000 to 1,500,000,000 by filing the Certificate of Amendment Included as Appendix A to the Proxy Statement

☐ FOR	☐ Against	☐ Abstain

3.
To approve one or more adjournments, postponements or continuations of the Annual Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes to approve Proposal 1 or Proposal 2.

☐ FOR	☐ Against	☐ Abstain

The undersigned hereby revokes all revocable proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof.

Address Change?  Mark Box: ☐  Indicate changes below:

Date:

Signature(s) in Box

Please sign EXACTLY as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. All joint owners should sign.
If a corporation, sign in full corporate name by an authorized officer. If in a partnership, sign in partnership name by an authorized person.